Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND AMONG

ANALOGIC CORPORATION (“Land Seller”),

ANADVENTURE II CORPORATION (“Hotel Seller”)

AND

SIGMA PHI ALPHA CORPORATION (“Purchaser”)

FROM THE OFFICE OF:

GOULSTON & STORRS, P.C.

400 ATLANTIC AVENUE

BOSTON, MASSACHUSETTS 02110-3333

Table of Contents

Article I SALE		1
1.1	Land	1
1.2	Ground Lease	1
1.3	[Intentionally Deleted]»	1
1.4	Hotel Improvements	1
1.5	Personal Property	1
Article II PURCHASE PRICE		4
2.1	Purchase Price	4
2.2	Deposit	4
Article III SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS		4
3.1	Hotel Seller Representations, Warranties and Covenants	4
3.2	Representations, Warranties and Covenants of Land Seller	10
3.3	Knowledge Defined	14
Article IV PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS		14
4.1	Good Standing	15
4.2	Due Authorization	15
4.3	Litigation	15
4.4	Money Laundering	15
4.5	Disclaimers	16
Article V CLOSING		18
5.1	Closing	18
5.2	Costs	18
Article VI ACTIONS PENDING AND FOLLOWING CLOSING		19
6.1	Conduct of Business; Maintenance and Operation of Property	19
6.2	Title and Survey	19
6.3	Cooperation	20
6.4	Management Agreement	21
6.5	Liquor License	21
6.6	Inspection; Feasibility Period	21
6.7	Hotel Employees	23
6.8	Accrued Vacation Time, Sick Days and Personal Time Off	23
6.9	Pre-Closing Reservations and Other Revenue Producing Agreements	23
6.10	Transition Coordination	24
Article VII PURCHASER’S CONDITIONS PRECEDENT TO CLOSING		24
7.1	No Material Change	25
7.2	Title	25
7.3	Property Condition	25
7.4	Closing Documents	25
Article VIII SELLER’S CONDITIONS PRECEDENT TO CLOSING		25
8.1	No Material Change	25
8.2	Purchase Price	25
8.3	Closing Documents	25
8.4	Reserved Easements	25

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Article IX CLOSING DELIVERIES		25
9.1	Ground Lease Termination and Deeds	25
9.2	Bill of Sale	26
9.3	Assignment and Assumption of Equipment Leases, Service Contracts, Space Leases, Rooms Agreement, Permits and Other Hotel Assets	26
9.4	FIRPTA Certificate	26
9.5	Assignment and Assumption of Management Agreement	26
9.6	Closing Statement	26
9.7	Other Documents	26
9.8	Possession; Keys	26
9.9	Purchase Price	26
9.10	Bookings, Rooms Agreements and Books and Records	26
9.11	Restatement of Representations	27
9.12	6045 Certificate	27
9.13	Massachusetts Corporate Excise Tax Lien Waiver	27
Article X DEFAULT		27
10.1	Purchaser’s Default	27
10.2	Seller’s Default	28
Article XI ASSUMED AND RETAINED LIABILITIES; INDEMNIFICATION		28
11.1	Assumed Liabilities	28
11.2	Retained Liabilities	29
11.3	Survival	29
Article XII CASUALTY OR CONDEMNATION		30
Article XIII APPORTIONMENTS		30
13.1	Apportionments	30
13.2	Deposits	31
13.3	Room Revenue	31
13.4	Accounts Receivable; Accounts Payable	32
13.5	Food and Beverage Revenue; Vending Machine Revenue	32
13.6	Guests’ Property	32
13.7	Accounting	33
13.8	House Funds and Hotel Bank Accounts	33
13.9	Management Fees	33
13.10	Survival	33
Article XIV MISCELLANEOUS		34
14.1	Survival	34
14.2	Assignment	34
14.3	Consents	34
14.4	Applicable Law	34
14.5	Headings; Exhibits	34
14.6	Notices	34
14.7	Limitation on Liability	35
14.8	Further Assurances and Post-Closing Cooperation	36
14.9	Waiver	36
14.10	Partial Invalidity	36
14.11	Entire Agreement	36

14.12	Time is of the Essence	37
14.13	Waiver of Jury Trial; Venue	37
14.14	Counterparts	37
14.15	Brokerage	37
14.16	Time for Performance	37
14.17	Confidentiality	37
14.18	Prevailing Party	38
14.19	Access to Records After Closing	38

EXHIBITS

A.	Property Legal Description
B.	[Intentionally Deleted]
C.	[Intentionally Deleted]
D.	[Intentionally Deleted]
E.	[Intentionally Deleted]
F.	List of Pending or Threatened Litigation and Notices of Violation
G-1	Form of Hotel Deed
G-2	Form of Land Deed
H.	Form of Escrow Instructions for Deposit
I.	[Intentionally Deleted]
J.	List of Existing Exceptions
K-1	Form of Hotel Seller Bill of Sale
K-2	Form of Land Seller Bill of Sale
L	Assignment and Assumption of Equipment Leases, Service Contracts, Space Leases, Rooms Agreements, Bookings, Permits and Other Hotel Assets
M	Assignment of Management Agreement
N.	Forms of FIRPTA Certificates
O.	Rights of First Offer/First Refusal
P.	Form of Ground Lease Termination

Definitions

The following capitalized terms used in this Agreement are defined in the sections indicated below:

Accountants	Section 13.7
Advanced Deposits	Section 1.5
Agreement	Introduction
Anti-Money Laundering and Anti-Terrorism Laws	Section 3.1(l)
Apportionment Date	Section 13.1
Assumed Liabilities	Section 11.1
Bookings	Section 1.5
Closing	Section 5.1
Closing and Pro-Ration Statement	Section 9.6
Closing Date	Section 5.1
Contract Date	Introduction
Current Ledger	Section 13.3
Deposit	Section 2.2
Documents	Section 1.5
Encumbrances	Section 6.2(a)
Environmental Documents	Section 3.1(g)
Environmental Laws	Section 3.1(g)
Equipment Leases	Section 1.5
Escrow Instructions	Section 2.2
Excluded Costs	Section 11.1
Excluded Property	Section 1.5
Existing Exceptions	Section 6.2(a)
Executive Order	Section 3.1(j)
Feasibility Materials	Section 6.6(a)
Feasibility Period	Section 6.6(b)
FF&E	Section 1.5
Fixed Asset Supplies	Section 1.3
Front Desk Closing Hour	Section 13.3
Government List	Section 3.1(j)
Ground Lease	Section 1.2
Ground Lease Termination	Section 6.2(c)
Guest Data	Section 1.5
Hazardous Substances	Section 3.1(g)
Hotel	Section 1.4
Hotel Seller	Introduction
Hotel Seller Property	Section 1.5(c)
Identifying Material	Section 1.5
Inventories	Section 1.5
Land	Section 1.1

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Land Appurtenances	Section 1.1
Land Permits	Section 1.5(b)
Land Seller	Introduction
Land Seller Personal Property	Section 1.5(b)
Land Seller Property	Section 1.5(c)
Management Agreement	Section 3.1(h)
Manager	Section 3.1(h)
Material Adverse Effect	Section 3.1(b) and 3.2(b)
Material Breach	Section 14.7
Material Change	Section 9.11(a)
Non-Material Pre-Closing Seller’s Breach	Section 14.7
Permits	Section 1.5
Permitted Exceptions	Section 6.2(a)
Personal Property	Section 1.3
Personnel Files	Section 1.5
Plans	Section 1.3
Post-Closing Liability Cap	Section 14.7
Pre-Closing Ledger	Section 13.3
Property	Section 1.5
Purchase Price	Section 2.1
Purchaser’s Statutory Environmental Claims	Section 4.5(b)
Purchaser	Introduction
Reserved Easements	Section 1.1(a)
Retained Liabilities	Section 11.2(a)
Rooms Agreements	Section 1.5
Seller	Introduction
Seller’s Goodwill	Section 1.5
Seller’s Post-Closing Representation Liabilities	Section 14.7
Seller’s Wage Claim Liability	Section 11.1(b)
Service Contracts	Section 1.5
Space Leases	Section 1.5
Survey	Section 6.2(a)
Termination Notice	Section 6.6(b)
Threshold	Section 14.7
Title Commitment	Section 6.2(a)
Title Company	Section 2.1
Title Objection Notice	Section 6.2(b)
Uniform System of Accounts	Section 1.5
Wage Claim Letter	Section 3.1(h)
WARN Act	Section 6.7(b)

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed as of the 14th day of October, 2010 (the “Contract Date”) by and among ANALOGIC CORPORATION, a Massachusetts corporation (“Land Seller”), ANADVENTURE II CORPORATION, a Massachusetts corporation (“Hotel Seller”) and SIGMA PHI ALPHA CORPORATION, a Massachusetts corporation (“Purchaser”). The Land Seller and the Hotel Seller are collectively referred to below as the “Seller”.

ARTICLE I

SALE

For purposes of this Agreement, the following terms shall have the meanings set forth herein:

1.1 Land. (a) That certain parcel of land located at 8A Centennial Drive, Peabody, Essex County, Massachusetts, and as further described on Exhibit A attached hereto (the “Land”); and (b) all easements and other rights appurtenant thereto (the “Land Appurtenances”). Upon receipt of the Survey as set forth in Section 6.2(a) , Seller shall determine whether any easements over the Land for access, utilities or the like need to be reserved for the benefit of Seller (the “Reserved Easements”). It shall be an express precondition to Closing that Seller and Purchaser have mutually agreed upon the Reserved Easements and their terms, and the form of the Land Deed attached hereto as Exhibit G-2 may be amended as necessary to include such Reserved Easements.

1.2 Ground Lease. (a) That certain Ground Lease Agreement between Land Seller and Anamass Partnership, a Massachusetts general partnership, dated July 5, 1988; as affected by that certain Assignment and Assumption of Ground Lease by and between Anamass Partnership and Salem-One Hotel Corp., a Massachusetts corporation, dated August 8, 1991 and recorded in the Essex County South Registry of Deeds (“Registry”) in Book 10902, Page 460; and as further affected by that certain Subsequent Assignment and Assumption of Ground Lease by and between Salem-One Hotel Corp. and Hotel Seller, dated August 8, 1991 and recorded in the Registry in Book 10902, Page 523 (the “Ground Lease”).

1.3 [Intentionally Deleted]»

1.4 Hotel Improvements. All buildings, structures and other improvements that are located on the Land, including, without limitation, the Boston Marriott Peabody hotel, all elevators, escalators, furnaces, plumbing, heating, ventilating and air-conditioning systems and equipment, fixtures, pools, equipment trailers, electrical equipment, telecommunications and cable and internet infrastructure and satellites owned by the Seller, and fire prevention and extinguishing apparatus located therein (the “Hotel”).

1.5 Personal Property.

(a) Hotel Personal Property. All of the following personalty: (a) all furniture, furnishings, fixtures (other than those which are part of the Hotel), vehicles (if any) , rugs, mats, carpeting, appliances, devices, engines, telephone and other communications equipment,

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televisions and other video equipment, plumbing fixtures and other equipment located in or related to the Hotel, excluding property described in the Equipment Leases to the extent owned by third parties (the “FF&E”); (b) to the extent assignable, Hotel Seller’s interest in all leases of equipment, furnishings or other personal property located at, and used in connection with, the operation of the Hotel, and such other equipment leases as may hereafter be entered into in compliance with the terms hereof (the “Equipment Leases”); (c) all items included within the definition of “Property and Equipment” under the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2007, as copyrighted by the Hotel Association of New York City, Inc. and published by the American Hotel & Motel Association (n/k/a the American Hotel & Lodging Association) (the “Uniform System of Accounts”), including, without limitation, linen, china, glassware, tableware, flatware, towels, uniforms and similar items, whether in use or held in stock for future use, in connection with the operation of the Hotel, subject to such depletion and including such resupplies prior to the Closing Date as shall occur in the ordinary course of business (the “Fixed Asset Supplies”); (d) all “Inventories,” as defined in the Uniform System of Accounts, such as provisions in storerooms, refrigerators, pantries, and kitchens, beverages in wine cellars and bars, other merchandise intended for sale or resale, fuel, mechanical supplies, stationery, brochures, paper goods, guest supplies, maintenance and housekeeping supplies and other expensed supplies and similar items (the “Inventories”), (e) to the extent assignable, Hotel Seller’s interest in all service, maintenance and other agreements in connection with the operation of the Hotel and such other service contracts as may hereafter be entered into in compliance with the terms hereof (the “Service Contracts”); (f) Hotel Seller’s interest in any leases, licenses, concessions and other agreements granting any occupancy, possessory or entry rights in or to the Hotel including any prepaid rents, security deposits or other deposits held by the Hotel Seller (or Manager) thereunder, and such other space leases as may hereafter be entered into in compliance with the terms hereof (the “Space Leases”); (g) Hotel Seller’s interest in all corporate, airline, bus, tour operator, barter and similar agreements pursuant to which third parties have been given certain rights to rooms or services at the Hotel from and after the Closing Date, and such other rooms agreements as may hereafter be entered into in compliance with the terms hereof, including, without limitation, that certain Letter from John W. Wood, President of Analogic, to Mr. Bernard M. Gordon, dated March 5, 2004, with respect to Room 525 of the Hotel (the “Rooms Agreements”); (h) all contracts and reservations made for rooms, banquets, functions, weddings, meals or other services to be supplied from and/or after the Closing Date (the “Bookings”), and the aggregate amount of any deposits received by Hotel Seller (whether paid in cash or by credit card) as a down payment for any Bookings (“Advance Deposits”); (i) to the extent in Hotel Seller’s possession and control, surveys, architectural, consulting and engineering blueprints, plans and specifications and drawings related to the Hotel (the “Plans”); (j) to the extent in Hotel Seller’s possession and control and to the extent transferable by Hotel Seller, all non-proprietary customer and guest lists and information (the “Guest Data”); (k) any interest of Hotel Seller and Land Seller in any intangible property relating to the ownership or operation of the Hotel including websites, domain names or goodwill of Hotel Seller (“Seller’s Goodwill”); (l) all books, records, promotional material, tenant data, marketing and leasing material and forms (including, without limitation, any such records, data, information, material and forms in the form of computerized files), keys, and other materials of any kind owned by Hotel Seller which are used in the ownership or use of the Hotel (excluding, however, internal memoranda and information that is covered by the attorney-client privilege or any confidentiality agreement entered into by Hotel

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Seller, and information that is proprietary to Manager) (the “Documents”); provided, however, that copies of the foregoing may be retained by Hotel Seller; (m) telephone exchanges and other identifying material, and all variations thereof to the extent owned by Hotel Seller and to the extent the same are transferable (as the same relate to the Hotel, the “Identifying Material”), it being understood and agreed that (A) the name of the hotel chain to which the Hotel is affiliated pursuant to the Management Agreement is a protected name and registered service mark of such hotel chain and cannot be transferred by Hotel Seller, and (B) certain tradenames or service marks are not owned by Hotel Seller and cannot be transferred; (n) to the extent transferable and owned or held by Hotel Seller or Land Seller, all licenses, permits and other authorizations or approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance or use of the Hotel or any part thereof (the “Permits”); (o) the Management Agreement (as defined in Section 3.1(h) of this Agreement); and (p) all other personal property of any kind and nature whatsoever to the extent owned by Land Seller or Hotel Seller and used in the operation of the Hotel or the businesses conducted therein (all of the foregoing items a-p, collectively, the “Hotel Personal Property”). Notwithstanding anything to the contrary in this Agreement, the Hotel Personal Property shall not include any of the following: (i) any items described in Sections 1.5(a)(m) (A) and (B) above; (ii) accounts receivable for periods prior to and including the Apportionment Date; (iii) property of guests; (iv) operating manuals and other items owned by the Manager and tenants under the Space Leases; (v) tax deposits, utility deposits and other deposits held by parties other than Hotel Seller, except for any transferable deposits assigned to Purchaser, for which Hotel Seller is to be reimbursed as herein provided; (vi) any tax, insurance, FF&E, capital improvement and/or other escrows, impounds or reserves held by Hotel Seller’s lender, the Manager or any other party, except to the extent such items are specifically assigned to Purchaser and for which Hotel Seller is reimbursed; (vii) except to the extent that any of the same represent Advance Deposits, all checks, drafts, notes and other evidence of indebtedness held at the Hotel on the Closing Date, and any balances on deposit with banking institutions relating to the Hotel, including amounts held in “house banks;” (viii) any rights to any Personal Property described in the preceding sentence that has been prepared, promulgated, or published by Hotel Seller or Manager or which otherwise identifies that the Hotel was owned by Hotel Seller , including, without limitation, any and all menus and stationery bearing Hotel Seller’s name; (ix) all computer software and/or systems owned by Manager, including, without limitation, the payroll software and/or system; (x) any and all signage, including, without limitation, any free-standing or building fascia sign bearing the name of the Hotel Seller (but only to the extent that the name of the Hotel Seller is not removable from such sign; to the extent that any signboard, sign face, pylon or similar physical structure to which sign lettering, logos or similar symbolic features would remain after such lettering or symbols were removed, such remaining elements of a sign shall be included in the Personal Property; (xi) all Hotel personnel files (“Personnel Files”), it being understood that all Hotel personnel are employees of Manager; and (xii) any and all personal property owned by guests or employees of the Hotel or by a vendor or any other third party distinct from Seller (all of the foregoing, collectively, the “Excluded Property”).

(b) Land Seller Personal Property. All of the following personalty: (a) to the extent transferable and owned or held by Land Seller, all licenses, permits and other authorizations or approvals affecting the Land (the “Land Permits”) (all of the foregoing, collectively, the “Land Seller Personal Property”). Notwithstanding anything to the contrary

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in this Agreement, the Land Seller Personal Property shall not include any of the following: (i) any Excluded Property or (ii) any Hotel Personal Property.

(c) The Land, the Land Appurtenances, and the Land Seller Personal Property are referred to herein as the “Land Seller Property”. The Hotel and the Hotel Personal Property are referred to herein as the “Hotel Seller Property.” The Land Seller Property and the Hotel Seller Property are referred to herein, individually or collectively, as the context may require, as the “Property”. Notwithstanding anything to the contrary contained above, in light of the fact that the consummation of the transactions contemplated hereby will involve the sale and transfer of substantially all of the assets of Hotel Seller (excluding cash and cash equivalents), and in order to assure that Purchaser has a remedy in the event of a breach by Hotel Seller of any of its representations, warranties and covenants to the extent provided for herein, any representation, warranty, covenant, obligation, liability or benefit with respect to the Hotel Seller Property which by the terms of this Agreement is said to be given by, undertaken by or to inure to the Hotel Seller or Seller shall be deemed to have been given by, undertaken by or to inure to the Hotel Seller and the Land Seller, jointly and severally.

Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the Property.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. In accordance with the terms of this Agreement, Seller shall sell and Purchaser shall buy the Property for a purchase price of ELEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($11,500,000.00), subject to adjustment as described in Article XIII below (the “Purchase Price”), payable to Seller on the Closing Date by wire transfer to Old Republic Title Insurance Company (the “Title Company”). Purchaser and Seller will use reasonable efforts to agree, prior to the end of the Feasibility Period, on an allocation of the Purchase Price using the asset classes specified on Internal Revenue Service Form 8594.

2.2 Deposit. Within one (1) business day following the Contract Date, Purchaser shall deliver to Title Company a deposit (together with any interest earned thereon, the “Deposit”) in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00), comprised of immediately available funds. The Title Company shall hold the Deposit in accordance with the form of escrow instructions attached hereto as Exhibit H (the “Escrow Instructions”).

ARTICLE III

SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and except as otherwise provided or qualified below, Seller represents and warrants to and covenants with Purchaser as follows, effective as of the Contract Date:

3.1 Hotel Seller Representations, Warranties and Covenants.

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(a) Good Standing. Hotel Seller is a corporation organized, validly existing and in good standing under the laws of Commonwealth of Massachusetts.

(b) Due Authorization; No Violations.

(i)	The execution, delivery and performance of this Agreement by Hotel Seller and the consummation of the transactions contemplated hereby by Hotel Seller have been authorized by all requisite corporate action of Hotel Seller (which action has not been modified or rescinded, and is in full force and effect). This Agreement, as it applies to the Hotel Seller Property, constitutes the valid and binding obligation of the Hotel Seller, enforceable against the Hotel Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

(ii)	Subject to obtaining the consents and approvals from third parties provided for in this Agreement, the execution, delivery and performance of this Agreement by Hotel Seller and all instruments and other documents to be executed and delivered by Hotel Seller in connection with the transactions contemplated hereby do not and will not (i) require any consent or approval of any of its constituent parties or any other person that has not been obtained or (ii) to Hotel Seller’s knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or, to Hotel Seller’s knowledge, other agreement or instrument to which it is a party, or by which it may be bound or affected, except to the extent that any such failure to obtain such consent or approval, any such violation or any such contravention or breach would not have a Material Adverse Effect or materially impair Hotel Seller’s ability to enter into or perform its obligations under this Agreement. For the purposes of this Section 3.1, “Material Adverse Effect” shall mean any circumstance or event which reasonably would be expected to have a material and adverse effect on the current use, operation or value of the Property.

(iii)

Notwithstanding the foregoing, Hotel Seller makes no representations or warranty regarding (i) the assignability of any particular Permit, Equipment Lease or Service Contract, or the Permits, Equipment Leases and Service Contracts in general, or of the Management Agreement, or (ii) as to whether the consent or approval of any governmental authority (as to the Permits) or any

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third parties (as to the Equipment Leases, the Service Contracts and the Management Agreement) is required for the assignment of such documents. Neither does Hotel Seller make any representation or warranty as to the adequacy of the existing Permits for the future operation of the Hotel by Purchaser. If the consent or approval of a governmental authority or third party is required for the assignment of any Permit, Equipment Lease, Service Contract or the Management Agreement, Hotel Seller will cooperate with Purchaser in Purchaser’s request for such consent or approval, but (after the expiration of the Feasibility Period) such consent or approval shall not be a condition to Purchaser’s obligations to purchase the Property.

(c) Space Leases. Seller has not entered into any Space Leases with respect to the Hotel that are currently in effect.

(d) Equipment Leases and Service Contracts. Seller has not entered into any Equipment Leases or Service Contracts; provided, however, Seller makes no representation or warranty regarding whether Manager or its predecessors-in-interest under the Management Agreement have entered into any Equipment Leases or Service Contracts, either in its own name or in the name of Seller or Seller’s predecessors-in-interest under the Management Agreement.

(e) Litigation. To Hotel Seller’s knowledge, except as set forth on Exhibit F, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against Hotel Seller or affecting the operation of the Hotel before any court, arbitrator or governmental authority that are not covered by insurance.

(f) Condemnation Actions. Hotel Seller has not received written notice of any pending or threatened condemnation actions of any nature with respect to the Hotel Seller Property or any part thereof.

(g) Hazardous Substances. Hotel Seller has not received, prior to the Contract Date, any written notification from any governmental or public authority that the Hotel Seller Property is currently in violation of any Environmental Laws (as hereinafter defined). To Hotel Seller’s knowledge, there are no Hazardous Substances located on or under or emanating from the Hotel in violation of any Environmental Law or in a condition which could give rise to any liability under any Environmental Law. Purchaser acknowledges that it has hired or will hire environmental consultants and counsel to make an independent inspection of the Hotel Seller Property with respect to environmental conditions. Except as expressly set forth herein, Hotel Seller makes no representation or warranty whatsoever with respect to the presence or absence of Hazardous Substances located on or under, emanating from or affecting the Hotel Seller Property or its compliance with, or violation of, any Environmental Laws. As used herein, “Environmental Laws” shall mean all federal, state and local laws, statues, rules, codes, ordinances, regulations, orders, judgments, decrees, binding and enforceable guidelines, policies or common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection

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of health or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 USC §9601 et seq.; the Resource Conservation and Recovery Act, 42 USC §6901 et seq.; the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §3803 et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); any state, local or foreign counterparts or equivalents, in each case as amended from time to time. As used herein, “Hazardous Substances” shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable law or regulations as “hazardous substances,” hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants” or other similar term intended to define, list or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “EP toxicity”, (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise) and (g) infectious waste.

(h) Management Agreements. There are no existing management agreements relating to the Property other than the Management Agreement dated as of April 5, 1989 between Anamass Partnership, a Massachusetts general partnership and Marriott Corporation, a Delaware corporation; as affected by the Memorandum of Management Agreement date April 28, 1989 and the Registry in Book 998, Page 316; as further affected by that certain Assignment of Management Contract dated August 8, 1991, by and among, inter alia, Anamass Partnership and Hotel Seller, recorded in the Registry in Book 10902, Page 471; as further affected by that certain Assignment and Assumption of Leases and Agreements dated June 19, 1993, by which Marriot Corporation assigned all if its right, title and interest to the Management Agreement to Marriott Hotel Services, Inc. (“Manager”); and as amended by the First Amendment to Management Agreement, dated as of December 11, 1997 by and between Hotel Seller and the Manager (the “Management Agreement”). The Management Agreement shall be assigned at Closing as provided in Section 6.4. The Management Agreement is in full force and effect and has not been modified or amended and Hotel Seller has not received any written notice from the Manager as to any default or event of default on the part of Hotel Seller with respect to the Management Agreement and, to Hotel Seller’s knowledge, there are no facts, events or circumstances which, with the passage of time or giving of notice or both, would constitute a default or event of default on the part of Hotel Seller under the Management Agreement. Except as set forth in the letter from Seller to Manager, dated August 20, 2010 (the “Wage Claim Letter”), and the response letter from Manager to Seller, dated September 16, 2010, both previously disclosed to Purchaser, Hotel Seller has not given any written notice to Manager as to any default or event of default on the part of Manager with respect to the Management Agreement that is currently outstanding and, to Hotel Seller’s knowledge, there are no facts, events or circumstances which, with the passage of time or giving of notice or both, would constitute a default or event of default on the part of Manager under the Management Agreement.

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Seller makes no representation or warranty whatsoever with respect to whether the Hotel has met or is meeting the financial test set forth in Section 4.02 of the Management Agreement.

(i) Notice of Violation. As of the Contract Date, except as set forth on Exhibit F, Hotel Seller has not received any written notices or citations relating to outstanding alleged violations of applicable law relating to the Hotel from any applicable governmental authorities.

(j) Money Laundering.

(i)	Hotel Seller is not in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).

(ii)	Hotel Seller is not acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii)	Hotel Seller does not, in any capacity in connection with the sale of the Property (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deal in, or otherwise engage in any transaction relating to, the Hotel Property or interest in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(iv)

Hotel Seller understands and acknowledges that Purchaser may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Purchaser, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Hotel Seller’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii)

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taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Hotel Seller.

(v)	Neither Hotel Seller, nor, to Hotel Seller’s knowledge, any person controlling or controlled by Hotel Seller, is a country, territory, individual or entity named on a Government List, and, to Hotel Seller’s knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)). For purposes of this Agreement, “Government List” means any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons) and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

(k) Certain Actions. Hotel Seller has not made a general assignment for the benefit of creditors or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization.

(l) Purchase Rights. To Seller’s knowledge, except as set forth on Exhibit O attached hereto, there are no rights of first refusal or rights of first offer affecting the Hotel.

(m) Financial Statements. Hotel Seller has delivered to Purchaser copies of the financial statements and operating forecasts that were provided to Hotel Seller by Manager with respect to the Hotel covering the period from and after January, 2008 to date and the most recent financial statements for the Hotel Seller as it relates to the operation of the Hotel. Hotel Seller represents and warrants that to Hotel Seller’s knowledge, the financial statements do not omit any material debt, lien or financial obligation encumbering or relating to the Land or Hotel Seller Property, except to the extent that such debt, lien or financial obligation will be discharged at Closing; provided, however, the parties acknowledge that the financial statements may not reflect the proper allocation of the Property’s real estate taxes, which will be re-allocated as between the parties in accordance with Section 13.1(a). Except as set forth in the preceding sentence, Hotel Seller makes no representation or warranty whatsoever with respect to the truth, completeness or accuracy of the financial statements.

(n) To Hotel Seller’s knowledge, all federal, state and local employment taxes, payroll taxes, excise taxes, occupancy, hotel, lodging or accommodation taxes, ad valorem taxes, liquor taxes and sales or use taxes and real estate taxes with respect to the operation of the Land and the Hotel due and payable as of the Contract Date have been paid. All such taxes due and

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payable as of the date of Closing will be timely paid by Seller to the extent that Seller (as opposed to Manager) pays such taxes.

(o) Certain Limitations on Hotel Seller’s Representations and Warranties. The representations and warranties of Hotel Seller set forth in this Article III are subject to the following express limitations:

(i)	The amendment, expiration or termination of any Space Lease, Equipment Lease, Rooms Agreement, Booking or Service Contract or the entering into of any new such agreement occurring in compliance with the terms of this Agreement shall not affect the obligations of Purchaser hereunder or render any representation or warranty of Hotel Seller untrue;

(ii)	To the extent that Purchaser has actual knowledge (expressly excluding any constructive or implied knowledge, except as specifically provided below) prior to the Closing Date that Hotel Seller’s representations and warranties are inaccurate, untrue or incorrect in any way or if there is a Material Change, and Purchaser nevertheless elects to proceed to Closing, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge. For purposes of this Agreement, Purchaser’s actual knowledge shall include the actual conscious knowledge of Bernard M. Gordon, without independent investigation or inquiry by such individual. Purchaser shall also be deemed to have actual knowledge of any information contained in the materials obtained by Purchaser or provided to Purchaser by the Seller in connection with this Agreement, including, without limitation, any environmental investigations and reports obtained by Purchaser.

(iii)	For purposes of this Agreement, “to Hotel Seller’s knowledge,” “to the knowledge of Hotel Seller,” or “known to Hotel Seller” (or words of similar meaning) shall mean to the actual conscious knowledge of any of the following individuals, James Da Costa, Michael Levitz and Jim Green, in each case, without independent investigation or inquiry by such individual and without any imputation to such person whatsoever, and expressly excluding constructive or implied knowledge of such person, and there shall be no personal liability on the part of any such person arising out of any representations or warranties made herein or otherwise; and

(p) Hotel Seller’s liability shall be limited as set forth in Sections 4.5, 14.1 and 14.7.

3.2 Representations, Warranties and Covenants of Land Seller.

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(a) Good Standing. Land Seller is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

(b) Due Authorization; No Violations.

(i)	The execution, delivery and performance of this Agreement by Land Seller and the consummation of the transactions contemplated hereby by Land Seller have been authorized by all requisite corporate action of Land Seller (which action has not been modified or rescinded, and is in full force and effect). This Agreement, as it applies to the Land Seller Property, constitutes the valid and binding obligation of the Land Seller, enforceable against the Land Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

(ii)	Subject to obtaining the consents and approvals from third parties provided for in this Agreement, the execution, delivery and performance of this Agreement by Land Seller and all instruments and other documents to be executed and delivered by Land Seller in connection with the transactions contemplated hereby do not and will not (i) require any consent or approval of any of its constituent parties or any other person that has not been obtained or (ii) to Land Seller’s knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of, or constitute any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or, to Land Seller’s knowledge, other agreement or instrument to which it is a party, or by which it may be bound or affected, except to the extent that any such failure to obtain such consent or approval, any such violation or any such contravention or breach would not have a Material Adverse Effect or materially impair Land Seller’s ability to enter into or perform its obligations under this Agreement. For the purposes of this Section 3.2, “Material Adverse Effect” shall mean any circumstance or event which reasonably would be expected to have a material and adverse effect on the current use, operation or value of the Land Seller Property.

(iii)

Notwithstanding the foregoing, Land Seller makes no representations or warranty regarding (i) the assignability of any particular Land Permit, or the Land Permits in general, or (ii) as to whether the consent or approval of any governmental authority (as to the Permits) is required for the assignment of such documents. Neither does Land Seller make any representation or warranty as to

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the adequacy of the existing Permits for any particular purpose. If the consent or approval of a governmental authority or third party is required for the assignment of any Permit, Land Seller will cooperate with Purchaser in Purchaser’s request for such consent or approval, but (after the expiration of the Feasibility Period) such consent or approval shall not be a condition to Purchaser’s obligations to purchase the Property. The Land Seller is not a party to, and makes no representations or warranties whatsoever with respect to, the Management Agreement.

(c) Litigation. To Land Seller’s knowledge, except as set forth on Exhibit F, there are no actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against Land Seller or affecting the Land Seller Property before any court, arbitrator or governmental authority that are not covered by insurance.

(d) Condemnation Actions. Land Seller has not received written notice of any pending or threatened condemnation actions of any nature with respect to the Land Seller Property or any part thereof.

(e) Hazardous Substances. Land Seller has not received, prior to the Contract Date, any written notification from any governmental or public authority that the Land Seller Property is currently in violation of any Environmental Laws. To Land Seller’s knowledge, there are no Hazardous Substances located on or under or emanating from the Land in violation of any Environmental Law or in a condition which could give rise to any liability under any Environmental Law. Purchaser acknowledges that it has hired or will hire environmental consultants and counsel to make an independent inspection of the Land Seller Property with respect to environmental conditions. Except as expressly set forth herein, Land Seller makes no representation or warranty whatsoever with respect to the presence or absence of Hazardous Substances located on or under, emanating from or affecting the Land Seller Property or its compliance with, or violation of, any Environmental Laws.

(f) Notice of Violation. As of the Contract Date, except as set forth on Exhibit F, Land Seller has not received any written notices or citations relating to outstanding alleged violations of applicable law relating to the Land Seller Property from any applicable governmental authorities.

(g) Money Laundering.

(i)	Land Seller is not in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(ii)

Land Seller is not acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S.

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Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(iii)	Land Seller does not, in any capacity in connection with the sale of the Land Seller Property (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deal in, or otherwise engage in any transaction relating to, the Land Seller Property or interest in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(iv)	Land Seller understands and acknowledges that Purchaser may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Purchaser, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Land Seller’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Land Seller.

(v)	Neither Land Seller, nor, to Land Seller’s knowledge, any person controlling or controlled by Land Seller, is a country, territory, individual or entity named on a Government List, and, to Land Seller’s knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)).

(h) Certain Actions. Land Seller has not made a general assignment for the benefit of creditors or filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization.

(i) Purchase Rights. To Land Seller’s knowledge, except as set forth on Exhibit O attached hereto, there are no rights of first refusal or rights of first offer affecting the Hotel.

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(j) Certain Limitations on Land Seller’s Representations and Warranties. The representations and warranties of Land Seller set forth in this Article III are subject to the following express limitations:

(i)	To the extent that Purchaser has actual knowledge (expressly excluding any constructive or implied knowledge, except as specifically provided below) prior to the Closing Date that Land Seller’s representations and warranties are inaccurate, untrue or incorrect in any way or if there is a Material Change, and Purchaser nevertheless elects to proceed to Closing, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge. For purpose of this Agreement, Purchaser’s actual knowledge shall include the actual conscious knowledge of Bernard M. Gordon, without independent investigation or inquiry by such individual. Purchaser shall also be deemed to have actual knowledge of any information contained in the materials obtained by Purchaser or provided to Purchaser by the Seller in connection with this Agreement including, without limitation, any environmental investigations and reports obtained by Purchaser.

(ii)	For purposes of this Agreement, “to Land Seller’s knowledge,” “to the knowledge of Land Seller,” or “known to Land Seller” (or words of similar meaning) shall mean to the actual conscious knowledge of any of the following individuals, James Da Costa, Jim Green or Michael Levitz, in each case, without independent investigation or inquiry by such individual and without any imputation to such person whatsoever, and expressly excluding constructive or implied knowledge of such person, and there shall be no personal liability on the part of any such person arising out of any representations or warranties made herein or otherwise; and

(k) Land Seller’s liability shall be limited as set forth in Sections 4.5, 14.1 and 14.7.

3.3 Knowledge Defined. For purposes of this Agreement, “to Seller’s knowledge,” “to the knowledge of Seller,” or “known to Seller” (or words of similar meaning) shall, as the context may require, mean the actual conscious knowledge of either of the Land Seller or the Hotel Seller, as provided in Sections 3.1(o) and 3.2(j) of this Agreement, and shall have no other meaning.

ARTICLE IV

PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser, and each of its nominees or assignees hereunder, jointly and

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severally represent and warrant to, and covenant with, Seller as follows, effective as of the Contract Date and the Closing Date as if remade on and as of the Closing Date:

4.1 Good Standing. Purchaser is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Purchaser and its nominee or permitted assignee hereunder shall, as of the Closing Date, be organized, validly existing and in good standing under the laws of the jurisdiction of their formation, and as of the Closing Date, such nominee or assignee shall be qualified to do business in the state in which the Hotel is located.

4.2 Due Authorization.

(a) The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby by Purchaser, have been authorized by all requisite organizational action of Purchaser (which action has not been modified or rescinded, and is in full force and effect). This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity.

(b) The execution, delivery and performance of this Agreement by Purchaser and all instruments and other documents to be executed and delivered by Purchaser in connection with the transactions contemplated hereby do not and will not (i) subject to the completion of satisfactory due diligence, require any consent or approval of any of its constituent parties, or any other person that has not been obtained or (ii) to Purchaser’s knowledge, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its organizational documents or (iii) contravene or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or, to Purchaser’s knowledge, other agreement or instrument to which it is a party, or by which it may be bound or affected, except to the extent that any such failure to obtain such consent or approval, any such violation or any such contravention or breach would not have a material adverse effect on its ability to perform its obligations under this Agreement.

4.3 Litigation. To Purchaser’s knowledge, there are no actions, suits, arbitrations, proceedings, governmental investigations or other proceedings that are pending or threatened against Purchaser that would materially and adversely affect its ability to enter into, or perform its obligations under, this Agreement.

4.4 Money Laundering.

(a) None of Purchaser or, to Purchaser’s knowledge, its partners, members, investors, shareholders, trustees or beneficiaries or any of their respective affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(b) None of Purchaser or, to Purchaser’s knowledge, its partners, members, investors, shareholders, trustees or beneficiaries or any of their respective affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive

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Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

(c) None of Purchaser or, to Purchaser’s knowledge, its partners, members, investors, shareholders, trustees or beneficiaries or any of their respective affiliates, in any capacity in connection with the purchase of Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, the Property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

(d) Purchaser understands and acknowledges that Seller may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Purchaser’s identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Purchaser.

(e) Neither Purchaser, nor, to Purchaser’s knowledge, any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and, to Purchaser’s knowledge, the monies used in connection with this Agreement and amounts committed with respect thereto were not and are not derived from any activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)).

4.5 Disclaimers.

(a) PURCHASER ACKNOWLEDGES THAT IT HAS HAD (OR DURING THE FEASIBILITY PERIOD WILL HAVE) TIME TO INSPECT, EXAMINE AND INVESTIGATE THE PROPERTY AND TO REVIEW ALL INFORMATION RELATING THERETO THAT PURCHASER CONCLUDES IS NECESSARY OR CONVENIENT FOR ITS EVALUATION OF THE PROPERTY, AND TO MAKE SUCH OTHER PHYSICAL, FACTUAL, LEGAL OR OTHER INVESTIGATIONS WITH RESPECT TO THE PROPERTY THAT THE PURCHASER DEEMS NECESSARY OR DESIRABLE WITH RESPECT TO THIS TRANSACTION. PURCHASER REPRESENTS, WARRANTS AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED HEREIN, PURCHASER IS RELYING SOLELY ON ITS OWN INSPECTIONS, EXAMINATIONS AND INVESTIGATIONS IN MAKING THE DECISION TO PURCHASE THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE SELLER IS MAKING AND HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION SELLER HAS

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PROVIDED, OR CAUSED TO BE PROVIDED TO THE PURCHASER (INCLUDING WITHOUT LIMITATION, ANY INFORMATION THAT MAY BE PROVIDED BY THE MANAGER), AND PURCHASER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTIES FROM THE SELLER OR ANY OTHER PARTY (EXCEPT TO THOSE REPRESENTATIONS AND WARRANTIES OF THE SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT) IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT.

(b) PURCHASER IS PURCHASING THE PROPERTY IN ITS “AS IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY FROM OR ON BEHALF OF SELLER EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (I) THE STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES ON THE PROPERTY OR ANY PORTION THEREOF, (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR GROUND WATER AT OR UNDER THE LAND, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITY SERVING THE PROPERTY, (IV) THE PROPERTY TAXES NOW OR HEREAFTER PAYABLE ON THE PROPERTY OR THE VALUATION OF THE PROPERTY FOR PROPERTY TAX PURPOSES, (V) THE DEVELOPMENT POTENTIAL OF THE PROPERTY OR THE HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY OR ANY PORTION THEREOF FOR ANY PARTICULAR USE OR PURPOSE, (VI) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY, (VII) THE COMPLIANCE BY THE PROPERTY OR OF THE BUSINESS CONDUCTED THEREON, OR ANY PORTION THEREOF, WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VIII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY LEASE, ENCUMBRANCE OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY, OR (X) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS COMPLIANCE WITH ENVIRONMENTAL LAWS AND THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES. PURCHASER ACKNOWLEDGES THAT THIS SECTION WAS A NEGOTIATED PART OF THIS AGREEMENT AND SERVES AS AN ESSENTIAL COMPONENT OF CONSIDERATION FOR THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT PURCHASER HAS HAD, AND, DURING THE FEASIBILITY PERIOD, SHALL HAVE, AN OPPORTUNITY TO FULLY INSPECT THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL CONDITION OF THE REAL PROPERTY AND THE PERSONAL PROPERTY (INCLUDING ALL ENVIRONMENTAL CONCERNS) AND TO

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REVIEW ALL INFORMATION RELATING THERETO THAT PURCHASER CONCLUDES IS NECESSARY OR CONVENIENT FOR ITS EVALUATION OF THE PROPERTY, AND TO MAKE SUCH OTHER PHYSICAL, FACTUAL, LEGAL OR OTHER INVESTIGATIONS WITH RESPECT TO THE PROPERTY THAT THE PURCHASER DEEMS NECESSARY OR DESIRABLE WITH RESPECT TO THIS TRANSACTION, AND THE PURCHASE PRICE HAS BEEN NEGOTIATED TO ELIMINATE ALL CLAIMS THAT MIGHT OTHERWISE BE ASSERTED BY THE PURCHASER, WHETHER KNOWN OR UNKNOWN, RELATING TO THE CONDITION OF THE PROPERTY AND ALL ASPECTS AND ATTRIBUTES THEREOF. I. CONSEQUENTLY, EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, THIS CLAUSE BARS ALL CLAIMS, WHETHER OR NOT PRESENTLY KNOWN, BROUGHT BY PURCHASER CONCERNING THE CONDITION OF THE PROPERTY AND ALL ASPECTS AND ATTRIBUTES THEREOF, OTHER THAN ANY CLAIMS PURSUANT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, MASS. GENERAL LAWS CHAPTER 21E, OR ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, RULE OR REGULATION (“PURCHASER’S STATUTORY ENVIRONMENTAL CLAIMS”), WHICH SHALL BE SUBJECT TO THE THRESHOLD AND POST-CLOSING LIABILITY CAP AS SET FORTH IN SECTION 14.7.

(c) PURCHASER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY SPECULATIVE PROFITS, OR SPECIAL , INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN CASES INVOLVING FRAUD OR INTENTIONAL MISREPRESENTATION.

(d) THE PROVISIONS OF THIS SECTION 4.5 SHALL SURVIVE THE CLOSING.

ARTICLE V

CLOSING

5.1 Closing. The consummation of the purchase and sale of the Property as contemplated by this Agreement (the “Closing”) shall take place (so long as this Agreement has not been terminated in accordance with its express terms) on October 29, 2010 at 10:00 a.m. (the “Closing Date”) at the offices of Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts, or on such earlier date as the parties may agree. All of Seller’s and Purchaser’s deliveries and the Purchase Price shall be delivered in escrow to the Title Company. All transactions at the Closing shall be interdependent and are to be considered simultaneous, so that none are effective until all are effective. The parties will cooperate reasonably so as to conduct and accomplish the Closing by electronic mail, mail and/or courier service using the Title Company as closing escrow agent.

5.2 Costs. Seller shall pay all deed excise stamps associated with the conveyance of the Property. Purchaser shall pay any bulk sales taxes and other personal property taxes associated with the conveyance of the Personal Property, and Purchaser shall pay any transfer, documentary and recordation taxes (or the like) relating to any instruments evidencing or

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securing its financing hereunder. Purchaser shall pay all other costs associated with its financing. Purchaser shall pay (a) all premiums and endorsement costs for Purchaser’s title insurance policy and Purchaser’s lender’s title insurance policy and other title fees and charges; and (b) the cost of any survey work requested by Purchaser; and (c) any costs and fees incurred in connection with the assignment and assumption of the Management Agreement. Each party shall pay its own attorneys’ fees incurred in connection with this transaction and one-half of the fees charged under the Escrow Instructions. Except as herein specifically provided, Seller and Purchaser shall allocate all closing costs between them in accordance with standard practice in the jurisdiction in which the Hotel is located.

ARTICLE VI

ACTIONS PENDING AND FOLLOWING CLOSING

6.1 Conduct of Business; Maintenance and Operation of Property. Between the Contract Date and the Closing Date, Seller shall, to the extent of its authority under the Management Agreement, cause the operation of the Property to be carried on in the ordinary course, in a manner consistent with prior practice and the current Annual Operating Projection under the Management Agreement so as to keep the Property in good condition, reasonable wear and tear excepted, and so as to maintain and replenish inventory levels and Personal Property levels consistent with past practices. Between the Contract Date and the Closing Date, Seller, to the extent of its authority under the Management Agreement, shall, continue to accept Rooms Agreements, Bookings and Advance Deposits and shall not alter, or consent to the alteration of, in any material respect, the accounting principles, procedures, methods or practices in effect at the Property. Between the Contract Date and the Closing Date, Seller shall not consent to the amendment of the Management Agreement without the prior consent of the Purchaser. If Purchaser fails to respond to a request for consent pursuant to this Section 6.1 within five (5) business days after receipt of such written request, such consent shall be deemed given. Seller shall provide Purchaser with copies of any such amendments promptly after the execution thereof. Except in the ordinary course of business, Seller shall not remove or, to the extent of its authority under the Management Agreement, permit to be removed any Personal Property except as necessary for repairs or replacements of worn out or obsolete items.

6.2 Title and Survey.

(a) Prior to the third business day before the expiration of the Feasibility Period, Purchaser shall obtain a binding commitment for an owner’s policy of title insurance to be issued by the Title Company (the “Title Commitment”), committing to insure Purchaser’s title to the Hotel, as well as a title insurance survey of the Property (the “Survey”). Upon Purchaser’s receipt of each of the Title Commitment and the Survey, Purchaser shall promptly deliver a copy to Seller, together with copies of all exception documents (as to the Title Commitment). When issued at Closing, the title policy shall show no liens, mortgages, deeds of trust, security interests, pledges, charges, options, encroachments, easements, servitudes, covenants, leases, reservations or restrictions of any kind (the “Encumbrances”) other than: (i) the lien of any mortgage or deed of trust executed by Purchaser in favor of Purchaser’s lender; (ii) applicable zoning regulations and ordinances; (iii) liens for taxes, assessments, and governmental charges not yet due and payable; (iv) the Encumbrances listed on Exhibit J attached hereto (the “Existing Exceptions”), (v) any additional Encumbrances which Purchaser

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elects to accept or is deemed to have accepted as described in this Section 6.2, and (vi) all matters that would be disclosed by an accurate survey, (the items described in the foregoing clauses (i)-(vi) are collectively referred to herein as the “Permitted Exceptions”). If Purchaser objects to any of the Existing Exceptions, it shall provide written notice to Seller prior to expiration of the Feasibility Period, in which event this Agreement shall terminate, Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement.

(b) Purchaser agrees to notify Seller in writing (the “Title Objection Notice”) of any objections to any additional Encumbrances (other than those described in Section 6.2(a)(i)-(iii) and (vi)) appearing in the Title Commitment no later than the expiration of the Feasibility Period. Within five (5) business days following Seller’s receipt of the Title Objection Notice, Seller shall notify Purchaser either that it will eliminate all such exceptions to which Purchaser has objected prior to the Closing Date or specifying which of such exceptions it will not eliminate. If Seller agrees to eliminate all exceptions to which Purchaser has objected or if Purchaser subsequently elects to accept any such exceptions and continue this Agreement, Purchaser and Seller shall initial a list of all such additional exceptions which Purchaser agrees to accept. If Seller elects not to remove all exceptions to title to which Purchaser has properly objected, Purchaser may, at Purchaser’s sole discretion, by written notice delivered to Seller within five (5) business days following Purchaser’s receipt of Seller’s election not to remove some or all of the title exceptions objected to by Purchaser, elect to terminate this Agreement, in which event Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement. If Purchaser does not so terminate this Agreement, all matters which Purchaser has objected to in Purchaser’s Title Objection Notice, other than any such matters which Seller has agreed to remove, and all other matters shown on the Title Commitment, shall be deemed Permitted Exceptions. If having elected to eliminate exceptions to which Purchaser has objected, Seller, despite its commercially reasonable efforts, fails to eliminate such exceptions by the Closing Date, Purchaser may, at Purchaser’s sole discretion, terminate this Agreement, in which event Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement. If Purchaser does not so terminate this Agreement, such exceptions to title to which Purchaser has objected and which, Seller, having elected to cure, has failed to eliminate, shall be deemed Permitted Exceptions; provided, however, Seller shall be obligated to remove at Closing any such exceptions to title that Seller has elected to cure which can be removed by the payment of money; and provided, further, however, in no event shall Purchaser be obligated to raise objection with respect to deeds of trust, mortgages and other such security instruments, and any such encumbrances shall not be deemed Permitted Exceptions and shall be removed by Seller at Closing.

(c) Immediately prior to the Closing, the Land Seller and the Hotel Seller shall terminate the Ground Lease by execution of a Termination of Ground Lease and Notice of Termination in the form attached hereto as Exhibit P (the “Ground Lease Termination”).

6.3 Cooperation. Seller shall cooperate reasonably, at no cost to Seller, with Purchaser in securing the transfer or issuance of any permits or licenses necessary to permit the lawful, continuous operation of the Property by Purchaser immediately following the Closing Date.

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6.4 Management Agreement. Effective as of the Closing Date, Hotel Seller shall assign, and Purchaser shall assume, the Management Agreement, by execution and delivery of an Assignment and Assumption Agreement in the form attached hereto as Exhibit M. Seller shall retain the right to (i) any accrued but unpaid Owner’s Basic Distributions and Owner’s Contingent Distributions pursuant to (and as such terms are defined in) Sections 5.01 (A) and (B) of the Management Agreement, to the extent such distributions have accrued prior to Closing; and (ii) all rights and claims against Manager for improper deductions from Hotel revenues, as more fully described in the Wage Claim Letter, regardless of whether such deductions are made before or (to the extent such deductions are reimbursed by Seller pursuant to Section 11.1(b)) after the Closing Date. Prior to Closing the parties shall jointly request Manager to provide an accounting, effective as of the Closing Date, of all such accrued but unpaid Owner’s Basic Distributions, Owner’s Contingent Distributions and all other sums due and payable to either Manager or Owner under the Management Agreement as of the Closing Date. Such allocation shall be reflected in the Closing and Pro-Ration Statement and shall be subject to subsequent reconciliation between the parties as provided below in Section 13.7.

6.5 Liquor License. To Seller’s knowledge, the liquor license for the Hotel is held in the name of the Manager. Seller will cooperate in all commercially reasonable respects in connection with any filings, regulatory disclosures relative to past and present beneficial interests in revenues from the sale of alcoholic beverages, or applications that the Purchaser reasonably determines to be necessary with respect to the liquor license in connection with the acquisition of the Hotel by the Purchaser. If Purchaser is unable to complete such filings or applications on or before the Closing Date, then Seller’s obligations under the preceding sentence shall survive the Closing.

6.6 Inspection; Feasibility Period.

(a) Purchaser acknowledges that Seller has provided or made available to Purchaser, without any representation or warranty whatsoever as to accuracy, truth or completeness, copies of the following documents relating to the Property to the extent in Seller’s possession or control (the “Feasibility Materials”): (i) the latest property tax bills; (ii) the Environmental Documents and Seller’s property condition reports, if any; (iii) Seller’s existing plans, specifications, approvals (and any outstanding applications for permits or approvals), maps and surveys, if any; (iv) copies of the Space Leases, Equipment Leases, Service Contracts and Rooms Agreements; (v) Seller’s existing title policies, if any; (vi) any written notices or citations relating to outstanding alleged violations relating to the Property from any applicable governmental authorities, if any; (vii) all agreements with or outstanding applications to any governmental authority with respect to any zoning modification, variance, exception or platting of the Property, if any; and (viii) copies of all Permits and licenses. Purchaser shall have the right, upon reasonable notice to Seller, at its own risk, cost and expense and at any mutually agreeable date or dates prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, inspections, investigations and/or studies of the Property; provided, however, that Purchaser shall not conduct any invasive studies, tests, or samplings, including, without limitation, any environmental or air quality sampling, without

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the advance written consent of Seller in each instance, which consent may be withheld in Seller’s sole and absolute discretion. Purchaser shall not make any physical alterations to the Property, such entry shall not interfere with the guests, tenants, or management of the Property, and Purchaser shall indemnify, defend and hold harmless Seller from any cost, claim or expense (including, without limitation, reasonable attorneys’ fees and costs) arising out of any entry onto the Property by Purchaser, its agents and/or representatives. Purchaser shall promptly repair all damage to the Property arising from any such inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests and shall keep the Property free and clear of any liens that may arise as a result thereof. In the event Purchaser discovers any matter in the course of its investigations and tests which may be reportable under applicable law, Purchaser acknowledges and agrees that it shall not undertake any such reporting but shall notify Seller immediately of any such discovery, and shall not thereafter make any report unless failure to do so would violate applicable law. If Purchaser elects to terminate this Agreement pursuant to Section 6.7(b), Purchaser shall supply Seller with copies of any tests, studies or inspections of the Property performed hereunder, provided that Purchaser’s delivery of such materials shall not constitute a representation or warranty as to any of the information contained therein. On or before the Contract Date, Purchaser shall have obtained or caused its agents or contractors to obtain policies of general liability insurance which (i) insure Purchaser and such of its agents and representatives who so enter upon the Property with liability insurance limits not less than $2,000,000 combined single limit for personal injury and property damage, (ii) name Seller and Manager as additional insureds, and (iii) are with such insurance companies as are reasonably acceptable to Seller and provide such coverage and carry such other limits as Seller shall reasonably require. Upon request of Seller, Purchaser shall provide Seller with certificates of insurance evidencing that Purchaser has obtained the aforementioned policies of insurance.

(b) If, during the period between October 15, 2010 and October 28, 2010 (the “Feasibility Period”), Purchaser gives Seller written notification (the “Termination Notice”) that Purchaser, pursuant to Section 6.6 (c), elects not to consummate the purchase of all of the Property in accordance with the terms of this Agreement, this Agreement shall terminate, in which event Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement.

(c) The Purchaser shall have the right to give the Termination Notice, if the Purchaser concludes, in its sole discretion, that the Property is unacceptable or not suitable for Purchaser’s purposes for any reason, including, without limitation, Purchaser’s determination that a (i) defect in title or survey materially interferes with the operation of the Hotel; (ii) the financial condition of the Hotel or its operations are unsatisfactory to Purchaser, based on the financial review and analysis of the Hotel undertaken during the Feasibility Period; (iii) the results of the Phase I Environmental Assessment conducted during the Feasibility Period are unsatisfactory to Purchaser; or (iv) an outstanding lawsuit or pending claim that would, if determined adversely, have a material adverse effect on the operations or finances of the Hotel. If Purchaser elects not to give the Termination Notice prior to the expiration of the Feasibility Period as provided in this Section 6.6(c), this Agreement shall remain in full force and effect.

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(d) The provisions of Section 6.6(a) shall survive any termination of this Agreement or the Closing, as applicable.

6.7 Hotel Employees.

(a) Employees. The parties acknowledge that the Hotel employees are employees of Manager (or its affiliates) and not Seller. Hotel Seller warrants that it has no employees. Purchaser shall have full right and authority to meet or communicate with the Manager and, to the extent permitted to do so by Manager, other employees of the Hotel for purposes of understanding and documenting future obligations under the Management Agreement to be assumed by Purchaser, recent and projected financial results for the Hotel and other matters related to Purchaser’s pending acquisition of the Hotel. Purchaser shall keep Seller informed of the discussions.

(b) Termination and Rehiring of Employees. Prior to Closing, Purchaser will not take any action that would trigger the application of the Worker Adjustment and Retraining Notification Act or similar state or local laws or regulations (collectively, the “WARN Act”). Purchaser shall indemnify, defend and hold harmless Seller and Manager from and against any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) arising in connection with any WARN Act claim brought by any Hotel employees based upon actions of Purchaser. Purchaser’s obligations under this Section 6.7 (b) shall survive the Closing.

6.8 Accrued Vacation Time, Sick Days and Personal Time Off. Seller shall be responsible for any outstanding wages, and any earned and accrued vacation time, sick days, and other employee benefits and personal time off through the date immediately prior to the Closing Date. Purchaser shall not be responsible for wages, benefits or vacation time which accrued or arose prior to the Closing with respect to the Hotel employees, all of which Seller shall pay and satisfy or cause to be paid and satisfied. The parties will cooperate with Manager in the final computation of the allocations contemplated by this paragraph.

6.9 Pre-Closing Reservations and Other Revenue Producing Agreements.

(a) Purchaser will honor, for its account, the terms and rates of all Bookings confirmed by Seller or Manager for dates after the Closing Date. Purchaser authorizes Seller or Manager to continue to accept, and Seller shall continue to accept, reservations and enter into Bookings for periods after the Closing Date in the ordinary course of business. Purchaser recognizes that such reservations may include discounts or other benefits, including, without limitation, special promotions or benefits, frequent traveler awards programs, vacation discount programs, sports team, corporate, government or group discounts, weekend discounts or requirements that ancillary food, beverage or other benefits be delivered by Purchaser or Manager to the guest(s) holding such reservations, including, without limitation, such arrangements under the Rooms Agreements. Purchaser agrees to honor all such reservations in accordance with their terms. Any pre-closing deposits made to Seller with respect to confirmed reservations for dates after the Closing Date will be credited to Purchaser in the Closing and Pro-Ration Statement. Any post-closing deposits received by Seller with respect to confirmed reservations for dates after the Closing Date will be forwarded to Purchaser upon receipt.

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(b) Purchaser will honor, for its account, all of Bookings and Rooms Agreements that have been entered into with groups, persons or other customers for periods after the Closing Date at the rates and terms provided in such agreements. Any pre-closing deposits made to Seller with respect to Bookings and Rooms Agreements for dates after the Closing Date will be credited to Purchaser at the Closing, and any such post-closing deposits received by Seller for periods after the Closing Date will be forwarded to Purchaser upon receipt.

(c) Purchaser agrees that Seller cannot make and has not made any representation or warranty that any party holding a room reservation or agreement for Hotel facilities or services will utilize such reservation or honor such agreement. Purchaser, by the execution hereof, assumes the risk of non-utilization of reservations and non-performance of such agreements.

(d) Purchaser acknowledges that, in the event the Hotel ceases to be operated under the Management Agreement (or a replacement management agreement entered into with Manager), any person, group or customer may desire to terminate any pre-closing Bookings or Rooms Agreements previously confirmed for dates after the Closing Date. Purchaser agrees that it will permit any such person, group, or customer to terminate any and all such agreements without penalty, that it will promptly honor any request for a return of any deposit or deposits paid to Purchaser, or credited to Purchaser at Closing, made in connection with such reservations or agreements, and that at no time will it seek reimbursement, compensation, or otherwise seek monetary damages from Seller as a result of the decision by any buyer, customer, or group to cancel any pre-closing Bookings or Rooms Agreements scheduled to occur on or after the Closing Date.

(e) Purchaser agrees to indemnify, defend, and hold harmless Seller from and against any claim that may be asserted against Seller alleging that Purchaser has wrongfully failed to honor any such pre-closing Bookings or Rooms Agreements in accordance with their terms for any period following the Closing Date.

6.10 Transition Coordination. Following the expiration of the Feasibility Period, Seller and Purchaser shall cooperate in good faith to effect an orderly transition of the ownership of the Hotel and the consummation of the transactions contemplated hereby. In implementation thereof, Seller and Purchaser shall each designate a representative to coordinate such transition. Initially, Seller’s representative shall be James Da Costa and Purchaser’s representative shall be Jeff Cohen. Either party may change its representative from time to time by providing notice to the other party in accordance with Section 14.6 of this Agreement.

ARTICLE VII

PURCHASER’S CONDITIONS PRECEDENT TO CLOSING

It shall be an express precondition to Purchaser’s obligation to purchase the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived by Purchaser).

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7.1 No Material Change. There shall be no Material Change with respect to any of Seller’s representations or warranties hereunder, except as otherwise provided under this Agreement.

7.2 Title. Purchaser shall be able to obtain a policy of title insurance for the Property in the full amount of the purchase price in conformance with the Title Commitment and the provisions hereof, subject only to the Permitted Exceptions.

7.3 Property Condition. The Property shall be in substantially the same condition as on the last day of the Feasibility Period, ordinary wear and tear, and to the extent permitted by this Agreement, casualty and condemnation excepted.

7.4 Closing Documents. Each of the documents referred to in Article IX hereof required to be delivered by Seller shall have been fully executed and delivered to the Title Company in the form attached to this Agreement andotherwise with such modifications as may be required by Purchaser’s Title Company.

ARTICLE VIII

SELLER’S CONDITIONS PRECEDENT TO CLOSING

It shall be an express precondition to Seller’s obligation to convey the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived by Seller).

8.1 No Material Change. There shall be no Material Change with respect to Purchaser’s representations or warranties hereunder.

8.2 Purchase Price. Purchaser shall have delivered the Purchase Price to the Title Company by 1:00 pm Eastern Time on the Closing Date.

8.3 Closing Documents. Each of the documents referred to in Article IX hereof required to be delivered by Purchaser shall have been fully executed and delivered to the Title Company in the form attached to this Agreement or otherwise in form and substance satisfactory to Seller, Purchaser and the Title Company.

8.4 Reserved Easements. Seller and Purchaser shall have mutually agreed upon the type and terms of any Reserved Easements.

ARTICLE IX

CLOSING DELIVERIES

9.1 Ground Lease Termination and Deeds. Hotel Seller and Land Seller shall deliver the Ground Lease Termination; Hotel Seller shall deliver a deed (the “Hotel Deed”) in the form attached hereto as Exhibit G-1, dated as of the Closing Date; and Land Seller shall deliver a deed (the “Land Deed”; the Hotel Deed and the Land Deed are, individually or collectively and the context may require, referred to below as the “Deed”) in the form attached hereto as Exhibit G-2, revised as necessary to reflect any Reserved Easements pursuant to Section 1.1(a) and dated as of the Closing Date.

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9.2 Bill of Sale. Hotel Seller shall deliver a bill of sale in the form of Exhibit K-1 attached hereto, dated as of the Closing Date, conveying to Purchaser the Hotel Personal Property, free of all encumbrances, other than the Permitted Exceptions to the extent such Personal Property is affixed to the Land or the Hotel; and Land Seller shall deliver a bill of sale in the form of Exhibit K-2 attached hereto, dated as of the Closing Date, conveying to Purchaser the Land Seller Personal Property.

9.3 Assignment and Assumption of Equipment Leases, Service Contracts, Space Leases, Rooms Agreement, Permits and Other Hotel Assets. Hotel Seller and Purchaser each shall deliver an assignment of all Equipment Leases, Service Contracts, Space Leases, Rooms Agreements, Bookings, Permits, Guest Data, Seller’s Goodwill, and Identifying Material in the form of Exhibit L attached hereto.

9.4 FIRPTA Certificates. Hotel Seller and Land Seller shall each deliver a certificate in the form of Exhibit N attached hereto, dated as of the Closing Date, to establish that Seller is not a foreign person for the purposes of the Foreign Investors in Real Property Tax Act.

9.5 Assignment and Assumption of Management Agreement. Seller and Purchaser each shall deliver an assignment of the Management Agreement in the form of Exhibit M.

9.6 Closing Statement. Each of Seller and Purchaser shall execute and deliver a counterpart of a closing and pro-ration statement reflecting all prorations and adjustments to the Purchase Price set forth in this Agreement, as well as the allocation of the Purchase Price as between real and personal property, determined pursuant to Section 2.1 (the “Closing and Pro-Ration Statement”).

9.7 Other Documents. Purchaser and Seller each shall deliver such other documents and instruments as may be reasonably requested by the Title Company to effectuate the transactions contemplated by this Agreement and to induce the Title Company to insure title to the Hotel and Land as described herein, including authorizing consents or resolutions and, in the case of Seller, mechanics’ liens and parties in possession affidavits and a “gap indemnity” to the extent customary in the jurisdiction in which the Property is located or as necessary to effectuate the Closing on the Closing Date specified herein.

9.8 Possession; Keys. Seller shall deliver possession of the Property to Purchaser, together with all keys, including, without limitation, keys and security codes for all security systems, rooms and offices.

9.9 Purchase Price. Purchaser shall deliver to the Title Company the balance due of the Purchase Price, subject to adjustment and proration as provided for in this Agreement, in immediately available funds.

9.10 Bookings, Rooms Agreements and Books and Records. To the extent provided by Manager, Seller shall deliver a list of all Bookings and Rooms Agreements that are outstanding as of the Closing Date. Promptly after Closing, Seller shall also cause to be delivered to Purchaser, to the extent in Seller’s possession and control, all maintenance records and warranties, licenses, copies of all books and records of account, contracts, correspondence with tenants and suppliers, advertising materials and correspondence to or from Manager.

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9.11 Restatement of Representations.

(a) Seller shall execute and deliver a certificate restating as of the Closing Date, all of Seller’s representations, warranties and covenants contained in Article III of this Agreement, modified, if applicable, to reflect the then current state of facts or identifying any representation or warranty which is not, or is no longer, true and correct, and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation, warranty or covenant which results from any change that (i) occurs between the Contract Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that if a change occurs which is not permitted hereunder and is beyond the reasonable control of Seller to prevent, and if such change is materially adverse to (A) the operation, use or value of the Property, (B) Purchaser, or (C) Seller’s or Purchaser’s ability to consummate the transaction contemplated by this Agreement in accordance with the terms hereof (any such change described in the foregoing clauses (A), (B) or (C), a “Material Change”), then the occurrence of such Material Change shall constitute the non-fulfillment of the condition set forth in Section 7.1, which shall entitle Purchaser to terminate this Agreement. In the event that Purchaser so terminates this Agreement, Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement. If, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

(b) Purchaser shall execute and deliver a certificate restating, as of the Closing Date, all of Purchaser’s representations and warranties contained in Article IV of this Agreement.

9.12 6045 Certificate. The parties shall obtain a Designation of Person Responsible For Tax Reporting under Internal Revenue Code Section 6045 designating the Title Company as the party responsible for making the returns required under said Section 6045, executed by the Title Company in form and substance reasonably acceptable to Seller and Purchaser.

9.13 Massachusetts Corporate Excise Tax Lien Waiver. To the extent that consummation of the transactions contemplated by this Agreement shall involve the sale or transfer of all or substantially all of the Hotel Seller’s assets, Hotel Seller shall deliver at Closing a corporate excise tax lien waiver arising under M.G.L. c. 62C, Section 51 et al. from the Massachusetts Department of Revenue satisfactory in form and substance to Title Company. If Hotel Seller is unable to obtain and deliver such waiver on or before the Closing Date, Land Seller shall instead indemnify the Title Company against any losses arising out of Hotel Seller’s failure to pay any Massachusetts corporate excise taxes due for the period prior to the Closing.

ARTICLE X

DEFAULT

10.1 Purchaser’s Default. If Purchaser fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser’s obligation to do so have been satisfied or waived by Purchaser, Title Company shall pay the Deposit to Seller in accordance

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with the Escrow Instructions, as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to the other party, except for those expressly stated to survive the termination of this Agreement. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE CONTRACT DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

10.2 Seller’s Default. Seller shall use reasonable efforts to cure any default by Seller in the performance of its obligations under this Agreement of which Seller is given written notice by Purchaser. If, prior to the Closing Date, (a) Seller defaults in any material respect in performing any of its obligations under this Agreement (other than the obligation to consummate Closing as and when required pursuant to the provisions hereof, for which there shall be no notice and cure period) and Seller fails to cure any such default within fifteen (15) days after notice thereof from Purchaser despite Seller’s obligation to use commercially reasonable efforts to cure such breach (which fifteen (15) day period shall, if necessary, automatically extend the Closing Date to the expiration date of such fifteen (15) day period), or (b) there shall be an inaccuracy or breach of any representation or warranty contained in Article III of this Agreement made as of the Contract Date, and if such defaults, breaches or inaccuracies collectively constitute a Material Breach, then, as its sole and exclusive remedy, Purchaser may either (i) pursue an action for specific performance or (ii) terminate this Agreement, in which event Purchaser shall be entitled to: (a) receive the return of the Deposit and (b) be reimbursed by Seller for Purchaser’s documented out-of-pocket due diligence and legal costs incurred in connection with this Agreement through the date of Seller’s default (up to a maximum of $50,000) and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement.

ARTICLE XI

ASSUMED AND RETAINED LIABILITIES; INDEMNIFICATION

11.1 Assumed Liabilities.

(a) At Closing, Purchaser shall assume all liabilities (collectively, the “Assumed Liabilities”) (i) with respect to the Property and the Management Agreement to the extent first arising or accruing on or after the Closing Date including, without limitation, (A) liabilities to the extent accruing on or after the Closing Date under the Management Agreement, Space Leases, Equipment Leases, Service Contracts, Rooms Agreements and Bookings, and (B) liabilities relating to the Property resulting from any third-party claim for personal injury or property damage, which injury or damage occurred on or after the Closing Date; (ii) with respect to taxes relating to the Property to the extent first arising or accruing on or after the Closing

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Date; (iii) arising from the employment of, or the provision of services to the Property by, those employees hired by Purchaser, Manager or any replacement manager to the extent first arising or accruing after the Closing Date; (iv) arising from or relating to the litigation matters identified in Exhibit F to the extent first arising or accruing after the Closing Date, including, without limitation, costs of defense and settlement , subject in all cases to limitations of Section 14.7; and (v) for payment of obligations relating to the Property first arising or accruing prior to the Closing Date to the extent that Purchaser receives a credit therefor pursuant to this Agreement. Purchaser hereby agrees to defend, indemnify and hold harmless Seller from and against any and all loss, damage, cost, claim, liability or expense (including, without limitation, court costs and reasonable attorneys’ fees) suffered or incurred by Seller as a result of any of the Assumed Liabilities.

(b) Notwithstanding anything to the contrary herein, Seller shall pay or reimburse Purchaser for any and all costs and expenses deducted by Manager after the Closing in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) on account of the Assumed Liabilities described in Section 11.1(iv); provided, however, that Seller shall have no obligation to pay or reimburse Purchaser for any costs or expenses arising from or relating to new claims that are first raised in the litigation actions (or either of them) identified in Exhibit F after the date of Closing and which are based on events or circumstances first arising after the Closing Date (the “Excluded Costs”). Seller’s obligation as set forth in the preceding sentence is hereinafter referred to as “Seller’s Wage Claim Liability.” Notwithstanding anything to the contrary herein, Seller’s Wage Claim Liability shall be subject to the Post-Closing Liability Cap, as set forth in Section 14.7.

11.2 Retained Liabilities. Except as otherwise expressly provided in Section 11.1 above, at Closing, Seller shall retain all liabilities of Seller (collectively, the “Retained Liabilities”) (i) relating to the Property, the Management Agreement or the Hotel to the extent first arising or accruing prior to the Closing Date, including, without limitation, (A) liabilities to the extent accruing prior to the Closing Date under the Management Agreement, Bookings, Rooms Agreements, Space Leases, Equipment Leases and Service Contracts, and (B) liabilities resulting from any third-party claim for personal injury or property damage which injury or damage occurred prior to the Closing Date; and (ii) with respect to taxes relating to the Property, to the extent arising or accruing prior to the Closing Date, but expressly excluding, in each case, all liabilities for payment of obligations arising or accruing prior to the Closing Date to the extent that such liabilities are included in Assumed Liabilities or that Purchaser receives a credit therefor pursuant to this Agreement. In no event shall the Retained Liabilities include claims that are barred by the provisions of Section 4.5(b) hereof. Hotel Seller agrees to indemnify, defend and hold harmless Purchaser of and from all liabilities, losses, damages, costs or expenses (including, without limitation, court costs and reasonable attorneys’ fees) which Purchaser may suffer or incur by reason of any of the Retained Liabilities.

11.3 Survival. The parties’ respective rights and obligations under this Section 11 shall survive the Closing.

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ARTICLE XII

CASUALTY OR CONDEMNATION

If, after the Contract Date and prior to the Closing Date, (a) condemnation proceedings are commenced against all of the Property or (b) condemnation proceedings are commenced against a portion of the Property which results in (i) a material adverse change in access to the Property, (ii) the Property being in violation of any applicable law or governmental regulation (including, without limitation, parking and/or zoning requirements) or (iii) a material adverse change in the operation of the Property as presently conducted, (c) the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be in excess of ten percent (10%) of the Purchase Price (as determined by a qualified appraiser reasonably acceptable to both Seller and Purchaser) , Purchaser shall have the right, upon notice in writing to the Seller delivered within fifteen (15) days after actual notice of such condemnation, fire or other casualty (but in all events on or before the Closing Date), to terminate this Agreement, in which event Purchaser shall be entitled to receive the return of the Deposit and neither party shall have any further liabilities or obligations to the other party, except for those expressly stated to survive the termination of this Agreement. If Purchaser does not elect, or is not entitled, to terminate this Agreement, the Purchase Price shall not be reduced except as hereinafter set forth, but Purchaser shall be entitled to an assignment of all of Seller’s share of the proceeds of fire or other casualty insurance proceeds, if any, payable (or, if applied toward any outstanding debt of Seller, to a corresponding reduction in the Purchase Price) with respect to damage to the Property or to the period after the Closing Date (as to business interruption proceeds) or an assignment of the condemnation award (or, if applied toward any outstanding debt of Seller, to a corresponding reduction in the Purchase Price), as the case may be, in each case reduced by the amount reasonably expended by Seller to collect such amounts and repair and restore the Property, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced by an amount equal to the “deductible” applied by Seller’s insurer with respect to such fire or casualty. If Purchaser proceeds to Closing hereunder, Seller shall not compromise, settle or adjust any claims to such proceeds or awards, without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

ARTICLE XIII

APPORTIONMENTS

13.1 Apportionments. Except as otherwise expressly provided in this Agreement, all income and expenses of the Hotel with respect to the period prior to the Closing Date shall be for the account of Hotel Seller, and all income and expenses of the Hotel with respect to the period from and after the Closing Date shall be for the account of Purchaser. The following specific apportionments shall be made between the parties at the Closing as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Apportionment Date”).

(a) real estate taxes, personal property taxes, special assessments and vault charges, if any, on the basis of the fiscal period for which assessed; provided that if a tax bill for the current period has not yet been issued, the apportionment shall be based on the prior year’s tax bill with a re-proration subsequent to Closing promptly after a current tax bill has been issued. The parties acknowledge that the Hotel and the Land are not assessed for real estate

30

taxes separately from other property owned by the Land Seller; therefore, the parties agree that the share of real estate taxes fairly allocated to the Hotel and the Land for purposes of the Closing and Pro-Ration Statement shall be agreed upon by the parties before the end of the Feasability Period. At the request of either party to this Agreement, the other party shall cooperate, at no cost to itself, with any application for tax refunds or abatements for the Property. Any tax refunds or abatements in respect of periods prior to the Closing Date will belong to Seller;

(b) water and sewer service charges and charges for gas, electricity, telephone and all other public utilities (provided that no adjustment shall be made for unmetered gas or fuel oil stored on the Land, all of which shall be transferred with the Hotel at no additional cost to Purchaser). If there are meters measuring the consumption of water, gas or electric current, Seller, not more than one day prior to the Apportionment Date, shall cause such meters to be read, and shall pay all utility bills for which Seller is liable upon receipt of statements therefor; where there are no such meters, or where the applicable utility is unable or unwilling to read the meters prior to Closing, such charges for utilities shall be apportioned between the parties based upon the number of days in the then current billing period before and after the Apportionment Date. Purchaser shall be responsible for causing such utilities and services to be changed to its name effective as of the Closing Date and shall be liable for and shall pay all utility bills for services rendered from and after the Closing Date;

(c) amounts which have been paid or are payable under the Service Contracts, Equipment Leases and Space Leases assigned to and assumed by Purchaser at Closing;

(d) Advance Deposits and other amounts received by Seller (whether paid in cash or by credit card) in respect of Rooms Agreements and Bookings to be fulfilled on or after the Closing Date;

(e) prepaid operating and advertising expenses;

(f) commissions of credit and referral organizations related to bookings for which Purchaser shall receive payment;

(g) outstanding gift certificates; and

(h) all other charges and fees customarily prorated and adjusted in similar transactions.

13.2 Deposits. All deposits (including any interest thereon due the party making such deposit) from guests or others made as security or in connection with future services to be rendered, including deposits made under the Space Leases and Rooms Agreements, shall be credited to Purchaser at the Closing. Purchaser shall assume responsibility for the amount so credited and shall hold Seller harmless therefrom. Seller shall hold Purchaser harmless from any liability for deposits paid to or held by Seller and not so credited with respect to the Property.

13.3 Room Revenue. All revenues received or to be received from transient guests on account of room rents for the period ending on the Apportionment Date shall belong to Seller, and for the period beginning on the day immediately following the Apportionment Date such

31

revenues shall belong to Purchaser; provided, however, that revenues received or “posted” in the normal course after the time Seller normally closes its front desk activity for the “night” audit for the Apportionment Date (the “Front Desk Closing Hour”) shall belong to Purchaser. The accounts receivable of registered guests at the Property who have not checked out and were occupying rooms as of 11:59 p.m. on the Apportionment Date are collectively called the “Current Ledger”; the portion of the Current Ledger that relates to the night preceding the Closing Date (the “Pre-Closing Ledger”) shall be split 50/50 between Seller and Purchaser net of sales and occupancy taxes, which shall be paid to Seller, who shall pay to the appropriate taxing authority the sales and occupancy taxes assessed on the entire Pre-Closing Ledger. At Closing, Purchaser shall pay over to Seller the Seller’s share of the proceeds of the Current Ledger attributable to each guest’s account for the period ending on the Apportionment Date, less industry-standard deductions for applicable credit card and travel agent commissions allocable to such share, which commissions shall be paid by Purchaser out of such proceeds when and as collected.

13.4 Accounts Receivable; Accounts Payable.

(a) All accounts receivable (whether originating before, on or after the Apportionment Date) shall belong to Purchaser. Seller shall receive a credit at Closing for all accounts receivable outstanding as of the Apportionment Date.

(b) Except (i) as otherwise explicitly set forth in this Agreement or (ii) to the extent that the Purchaser receives a credit therefor at Closing, any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or the Property for the periods prior to and including the Apportionment Date shall be retained and paid by Seller, and Purchaser shall not be or become liable therefor.

13.5 Food and Beverage Revenue; Vending Machine Revenue. Any and all revenues earned or derived by Seller from the operation of the Hotel or the sale of goods or services to guests, patrons, or occupants of the Hotel on or before the Apportionment Date, other than revenues described in Section 13.3, but including, without limitation, revenues from the sale of food, the sale of alcoholic and non-alcoholic beverages, rental of meeting and banquet rooms, telephone sales, pay television sales, valet and parking services, and other similar revenues, together with any sales tax or other taxes thereon, shall belong to Seller.

13.6 Guests’ Property. All baggage or other property of patrons of the Property checked or left in care of Seller shall be listed in an inventory to be prepared in duplicate and signed by Seller’s and Purchaser’s representatives on the Closing Date. Purchaser shall be responsible from and after the Closing Date and will indemnify and hold Seller harmless from and against all claims for all baggage and property listed in such inventory. Seller shall indemnify and hold harmless Purchaser from and against claims for baggage and property not listed in such inventory but shown to have been left in custody at the Property prior to the Closing Date. All baggage or other property of guests retained by Seller as security for unpaid accounts receivable may be left on the Property without any responsibility or liability therefor on the part of Purchaser, for a period not to exceed one (1) month from Closing Date, within which time such baggage or other property shall be removed or otherwise disposed of by Seller.

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13.7 Accounting. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles. A final accounting of the apportionments and adjustments shall be prepared by Seller’s and Purchaser’s representatives at the Hotel on the Apportionment Date or on the Closing Date (in either case, subject to adjustment as provided below). The results of the accounting shall be incorporated into the Closing and Pro-Ration Statement and, upon the request of either Purchaser or Seller, shall be reviewed by a reputable accounting firm that is reasonably acceptable to the parties (the “Accountants”), provided that such review does not hinder or delay the Closing. To the extent the exact amount of any adjustment item provided for in this Article XIII cannot be precisely determined on the Closing Date, the parties shall estimate the amount thereof, for purposes of computing the net amount due Seller or Purchaser pursuant to this Article XIII and shall determine the exact amount thereof not later than sixty (60) days after the Closing Date; provided, however with respect to any real estate taxes, personal property taxes, special assessments and vault charges, if any, the determination will be made on or before the later of sixty (60) days after the Closing Date or the date of Purchaser’s receipt of such tax or assessment bills. The determinations made by the Accountants shall be binding on both Seller and Purchaser. The fees and expenses of the Accountants shall be borne one-half each by Seller and Purchaser.

13.8 House Funds and Hotel Bank Accounts. At Closing, Seller shall receive a credit for all the cash on hand at the Hotel and in Hotel bank accounts (except to the extent such cash represents Advance Deposits) as of the Closing Date, including, without limitation, all working capital and reserves held under the Management Agreement, and such cash on hand and in such bank account shall become the property of Purchaser as of the Closing.

13.9 Management Fees. To the extent not otherwise provided for in this Section 13, Seller and Purchaser agree that all Deductions provided for under (and as defined in) the Management Agreement shall be apportioned as of the Closing Date, and Seller and Purchaser agree that they shall jointly request Manager to provide an accounting of such allocation as of the Closing. Seller shall use commercially reasonable efforts to require Manager to include in the allocation a full accounting of all legal and defense costs attributable to the period through the date of Closing related to the litigation matters scheduled in Exhibit F. Such allocation shall be reflected in the Closing and Pro-Ration Statement and shall be subject to subsequent reconciliation between the parties as provided above in Section 13.7. Notwithstanding anything to the contrary contained in this Agreement or in the Assignment and Assumption of Management Agreement to be executed and delivered by Hotel Seller and Purchaser at Closing, Purchaser shall assume the Management Agreement subject to any Contingent Management Fee (as defined in the Management Agreement) hereafter payable to Manager pursuant to Section 5.01(C) of the Management Agreement. The provisions of the preceding sentence shall survive the Closing.

13.10 Survival. The provisions of this Article XIII shall survive the Closing.

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ARTICLE XIV

MISCELLANEOUS

14.1 Survival. Seller’s representations and warranties contained in this Agreement, and any liability with respect to a breach thereof, shall survive the Closing for a period of one (1) year. To the extent that any other obligations of Seller hereunder are expressly stated to survive the Closing, any liability with respect to a breach thereof shall also survive the Closing for a period of one (1) year. Any and all claims by Purchaser, whether for amounts due or otherwise, with respect to the representations, warranties or obligations of Seller that expressly survive the Closing as aforesaid, must be made in writing to Seller (if at all) no later than the expiration of such survival period, except with respect to claims based on fraud, which shall survive the Closing for a period of three (3) years. All other obligations made or undertaken by Seller under this Agreement shall not survive the Closing but shall be merged into the documents delivered at the Closing.

14.2 Assignment. This Agreement may not be assigned by Purchaser without the prior written consent of Seller, which Seller may grant or deny in its sole and absolute discretion; provided, however that Purchaser shall be permitted to assign this Agreement without the prior consent of Seller to any entity wholly owned by Purchaser, provided notice thereof is given to Seller at least three (3) business days prior to the Closing and such assignee assumes in writing all of Purchaser’s obligations hereunder. Notwithstanding the assumption of this Agreement by such assignee, the Purchaser named herein shall, jointly and severally, remain liable for all of Purchaser’s obligations hereunder and shall not be deemed to be released as a result of such permitted assignment and assumption.

14.3 Consents. If, under this Agreement, the consent of a party is required, the consent shall be in writing and shall be executed by a duly authorized officer or agent.

14.4 Applicable Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without resort to the choice of law rules thereof.

14.5 Headings; Exhibits. The headings of articles and sections of this Agreement are inserted only for convenience; they are not to be construed as a limitation of the scope of the particular provision to which they refer. All exhibits attached or to be attached to this Agreement are incorporated herein by this reference.

14.6 Notices. Notices and other communications required or permitted by this Agreement shall be in writing and delivered by hand against receipt or sent by recognized overnight delivery service, or by electronic mail or telecopy. All notices shall be addressed as follows:

If to Purchaser:

Sigma Phi Alpha Corporation

Attn: Jeff Cohen

14 Electronics Avenue

Danvers, MA 01923

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With a copy to:

Jack McElhinney, Esq.

63 Shore Road, Suite 23

Winchester, MA 01890

781-729-7299

jmcelhin@aol.com

If to Seller:

Analogic Corporation

8 Centennial Drive

Peabody, MA 01960

Attn: President & CEO

With copies to:

Analogic Corporation

8 Centennial Drive

Peabody, MA 01960

Attn: General Counsel

and to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110-3333

Attn: Harold Stahler, Esquire

Fax: 617-574-7642

hstahler@goulstonstorrs.com

or to such other address as may be designated by a proper notice. Notices shall be deemed to be effective upon receipt (or refusal thereof) if personally delivered, sent by electronic mail or telecopy (if received during normal business hours, otherwise on the next business day) or sent by recognized overnight delivery service.

14.7 Limitation on Liability. For the purposes of this Agreement, “Material Breach” shall mean breaches of Seller’s representations, warranties, covenants, indemnities or other obligations which (i) are not, individually, de minimis and (ii) would result in Purchaser incurring actual out-of-pocket damages and expenses relating directly to such breaches in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) in the aggregate. Any breach which, individually, results in damages or expenses of not more than $5,000, shall be considered de minimis (a “De Minimis Breach”). De Minimis Breaches shall not be included among Seller’s Post-Closing Representation Liabilities (as defined below) or be included in or

35

aggregated for purposes of calculating any of the limits provided in this Section 14.7. Seller shall have no liability for (x) any Purchaser’s Statutory Environmental Claims or (y) the breach of any representation or warranty that survives the Closing hereunder (“Seller’s Post-Closing Representation Liabilities”), unless and until the aggregate amount of Purchaser’s Statutory Environmental Claims and Purchaser’s out-of-pocket damages and expenses resulting from such breaches of Seller’s surviving representations or warranties exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) (as such amount may be adjusted pursuant to the following sentence, the “Threshold”), whereupon all claims in excess of the Threshold (but none up to the Threshold) may be asserted (but excluding (i) any claims for any pre-Closing breach of Seller’s representations or warranties under this Agreement that did not constitute a Material Breach and (ii) any De Minimis Breaches). The Threshold shall be reduced by the amount (if any) incurred by Purchaser in connection with the Assumed Liabilities described in Section 11.1(a)(iv) other than on account of any Excluded Costs, up to ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000,00). Furthermore, Seller’s aggregate liability for Seller’s Wage Claim Liability, Purchaser’s Statutory Environmental Claims and Seller’s Post-Closing Representation Liabilities shall not exceed SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (the “Post-Closing Liability Cap”). Notwithstanding the foregoing, Seller’s post-closing obligations under Article XIII and its obligations under Sections 11.2 and 14.15 shall not be subject to or count against either the Threshold or the Post-Closing Liability Cap. Notwithstanding anything to the contrary in this Agreement, Land Seller and Hotel Seller shall be jointly and severally liable for all liabilities of Seller under this Agreement that survive the Closing, whether arising in connection with the Hotel Seller Property or the Land Seller Property.

14.8 Further Assurances and Post-Closing Cooperation. After the Closing, Seller and Purchaser shall, without further consideration, cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Agreement, such cooperation shall be without additional cost or liability. The provisions of this section 14.8 shall survive the Closing.

14.9 Waiver. The failure of either party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it shall not be construed as a relinquishment or future waiver; rather, the provision or right shall continue in full force. No waiver of any provision or right shall be valid unless it is in writing and signed by the party giving it.

14.10 Partial Invalidity. If any part of this Agreement is declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such portion had never existed, unless this construction would operate as an undue hardship on Seller or Purchaser or would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement.

14.11 Entire Agreement. This Agreement, together with the other writings signed by the parties and incorporated by reference and together with any instruments to be executed and delivered under this Agreement, constitutes the entire agreement between the parties with respect

36

to the purchase and sale of the Property and supersedes all prior oral and written understandings. Purchaser has not relied on any representation, warranty, statement, fact, assertion or any other matter, however styled or named, not explicitly set forth herein, in deciding to enter into this Agreement. Amendments to this Agreement shall not be effective unless in writing and signed by the parties hereto. Facsimile or pdf signatures shall be effective for all purposes.

14.12 Time is of the Essence. Time is of the essence with respect to performance of all obligations under this Agreement.

14.13 Waiver of Jury Trial; Venue. Seller and Purchaser each hereby waives any right to jury trial in the event any party files an action relating to this Agreement or to the transactions or obligations contemplated hereunder. For purposes of any suit, action or proceeding involving this Agreement, Buyer and Seller hereby expressly submit to the jurisdiction of all federal and state courts sitting in the Commonwealth of Massachusetts and consent that any order, process, notice of motion or application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties agree that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, the parties agree upon the request of the other to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction. Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the Commonwealth of Massachusetts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

14.14 Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute a single, binding instrument.

14.15 Brokerage. Purchaser and Seller represent to each other that no broker or consultant acting on its behalf (other than CB Richard Ellis, which shall be compensated by Seller pursuant to the terms of a separate agreement) brought about this transaction. Each of the parties hereto agrees to indemnify and hold the other harmless from claims made by any broker, attorney or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder. The provisions of this Section 14.15 shall survive Closing.

14.16 Time for Performance. If the date for the performance of any obligation, or the giving of any notice, by Seller or Purchaser hereunder falls upon a Saturday, Sunday or legal holiday recognized by the United States government, then the time for such performance or notice shall be extended until the next business day.

14.17 Confidentiality. Until the Closing, each of Seller and Purchaser agree to keep the terms of this Agreement and any documents and information relating to this transaction (including due diligence information as to the Property) confidential and not to disclose to any third party, other than its respective partners, investors, franchisors, members, lenders, and managers (but not the Manager) and their respective attorneys, accountants, and consultants

37

(provided that any such party agrees to be bound by the confidentiality requirements of this section), the substance or status of this transaction, or the content of such materials, subject to requirements of applicable law or regulation mandating disclosure.

14.18 Prevailing Party. In any action or proceeding brought by Purchaser or Seller in respect of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs.

14.19 Access to Records After Closing. Seller may retain and remove from the Hotel prior to Closing tax records (including accounts payable records, posting journals, closing income journals, miscellaneous income and adjustment vouchers, tax exempt documentation and tax filing records), personnel records of employees and such other records as it deems reasonably necessary to retain and which will not interfere with the normal operations of the Hotel; provided that Seller shall deliver to Purchaser prior to Closing copies of any such records to be removed from the Hotel by Seller (other than the Personnel Files and other records constituting Excluded Property) prior to the records being removed from the Hotel. For a period of five (5) years from the Closing, Purchaser shall provide Seller and its counsel and other advisors, reasonable access to the books and records remaining in the Hotel after Closing, upon reasonable notice and during normal business hours as requested in advance by Seller. Such access shall be arranged in advance by Seller with Purchaser and will be scheduled in a manner and with a frequency calculated to cause the minimum disruption of the business of Purchaser. For a period of five (5) years from Closing, Seller shall provide Purchaser and its counsel and other advisors, reasonable access to the books and records removed from the Hotel by Seller prior to Closing (other than the Personnel Files and other records constituting Excluded Property), upon reasonable notice and during normal business hours as requested in advance by Purchaser. Such access shall be arranged in advance by Purchaser with Seller and will be scheduled in a manner and with a frequency calculated to cause the minimum disruption of the business of Seller.

[Here ends this page. Signatures appear on next page.]

38

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the Contract Date.

WITNESS	HOTEL SELLER:

ANADVENTURE II CORPORATION, a Massachusetts corporation

	By:	/s/ James W. Green
Name: James W. Green Title: President

WITNESS	LAND SELLER:

ANALOGIC CORPORATION, a Massachusetts corporation

	By:	/s/ James W. Green
Name: James W. Green
Title: President and CEO

WITNESS	PURCHASER:

SIGMA PHI ALPHA CORPORATION

	By:	/s/ Bernard M. Gordon
Name: Bernard M. Gordon
Title: President

EXHIBIT A

Property Legal Description

A certain parcel of land situated in Peabody, Essex County, Massachusetts, shown as Lot 18C on a plan entitled “Plan of Hotel Site in Peabody, Massachusetts Prepared for Anamass Partnership and Owned by Analogic Corporation,” dated June 6, 1988, latest revision April 20, 1989, by Liston Associates, recorded with Essex South Registry of Deeds in Plan Book 251, Plan 89, and bounded and described, according to said plan, as follows:

SOUTHERLY	By the northerly line of Centennial Drive five hundred five (505) feet;

SOUTHWESTERLY	by land now or formerly of Analogic Corporation by three lines measuring together six hundred twenty and 02/100 (620.02) feet;

NORTHWESTERLY	by the same by two lines measuring together three hundred eighty-nine and 96/100 (389.96) feet;

NORTHEASTERLY	by the same and by land of the Commonwealth of Massachusetts, by two lines measuring together four hundred thirty-six and 10/100 (436.10) feet;

NORTHWESTERLY	by land of the Commonwealth of Massachusetts eighty-one and 34/100 (81.34) feet;

NORTHEASTERLY	by the same three hundred sixty-five and 83/100 (365.83) feet;

SOUTHERLY	by the same twenty-seven and 35/100 (27.35) feet; and

EASTERLY	again by the same, seventy-two and 33/100 (72.33) feet.

Containing 7.493 acres of land, according to said plan.

Together with the following rights and easements which are appurtenant to Lot 18C:

1.	The right and easement to discharge surface water drainage into a watercourse system on the southerly side of Centennial Drive, which system eventually drains under Summit Street.

2.	The right and easement to use Centennial Drive, Technology Drive and all other ways now or hereafter constructed by the City of Peabody in the Centennial Industrial Park for all purposes for which streets and ways are now or may hereafter be used in the City of Peabody.

A-1

EXHIBIT B

[Intentionally Deleted]

B-1

EXHIBIT C

[Intentionally Deleted]

C-1

EXHIBIT D

[Intentionally Deleted]

D-1

EXHIBIT E

[Intentionally Deleted]

E-1

EXHIBIT F

List of Pending or Threatened Litigation and Notices of Violation

1.	Sheehan v. Marriott International, Inc.

2.	Masiello v. Marriott International, Inc.

F-1

EXHIBIT G-1

Form of Hotel Deed

QUITCLAIM DEED

(Building/Improvements only)

ANADVENTURE II CORPORATION, a Massachusetts corporation with a principal place of business at 8 Centennial Drive, Peabody, Massachusetts 01960 (the “Grantor”), for consideration paid and in full consideration of              00/100 ($            ) Dollars, grants to [            ], a                           having an address c/o Jeffrey Cohen, Neurologica Corporation, 14 Electronics Avenue, Danvers, Massachusetts 01923 (“Grantee”),

with QUITCLAIM COVENANTS

All of the Grantor’s right, title and interest in and to the existing building and all improvements (the “Improvements”) located on that certain parcel of land situated on Centennial Drive in Peabody, Essex County, Massachusetts and being described on Exhibit A attached hereto and made part hereof (the “Land”).

The Improvements are conveyed subject to and with the benefit of that certain Management Agreement between Anamas Partnership and Marriott Hotels, Inc. dated as of April 28, 1989, a Memorandum of which is recorded with Essex South Registry of Deeds in Book 9982, Page 316, as affected by Assignment of Management Contract dated August 8, 1991 and recorded with Essex South Registry of Deeds in Book 10902, Page 471, and Assignment of Management Agreement between the Grantor and the Grantee of even date and recorded herewith.

The Improvements are conveyed subject to and with the benefit of all restrictions, easements, and other rights of record, insofar as the same are now in force and effect.

This deed is intended to convey only the Improvements on the Land and does not convey fee title to the Land upon which the Improvements are located, which Land is being conveyed by Analogic Corporation to the Grantee by separate deed of even date and recorded with Essex South District Registry of Deeds herewith.

Property Address: 8A Centennial Drive, Peabody, Massachusetts

For Grantor’s title to the Improvements, see Release Deed of Salem-One Corporation dated August 8, 1991 and recorded with Essex South Registry of Deeds in Book 10902, Page 527.

EXECUTED as a sealed Massachusetts instrument as of the          day of             , 2010.

ANADVENTURE II CORPORATION, a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
County of	)

On this          day of             , 2010, before me, the undersigned notary public, personally appeared             , the              of ANADVENTURE II CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
County of	)

On this              day of             , 2010, before me, the undersigned notary public, personally appeared             , the              of ANADVENTURE II CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

EXHIBIT A

To

Quitclaim Deed (Building/Improvements)

from

Anadventure II Corporation

to

[                    ]

G-1-1

EXHIBIT G-2

Form of Land Deed

QUITCLAIM DEED

(Land only)

ANALOGIC CORPORATION, a Massachusetts corporation with a principal place of business at 8 Centennial Drive, Peabody, Massachusetts 01960 (the “Grantor”), for consideration paid and in full consideration of              00/100 ($            ) Dollars, grants to [            ], a                           having an address c/o Jeffrey Cohen, Neurologica Corporation, 14 Electronics Avenue, Danvers, Massachusetts 01923 (“Grantee”),

with QUITCLAIM COVENANTS

That certain parcel of land situated on Centennial Drive in Peabody, Essex County, Massachusetts and being described on Exhibit A attached hereto and made part hereof (the “Land”).

The Land is conveyed subject to and with the benefit of restrictions, easements, and other rights of record, insofar as the same are now in force and effect.

This deed is intended to convey only the Land and does not convey title to the building and other improvements located on the Land, which are being conveyed by Anadventure II Corporation to the Grantee by separate deed of even date and recorded with Essex South Registry of Deeds herewith.

The Grantor hereby certifies to the Grantee that this conveyance does not constitute a conveyance of all or substantially all of the Grantor’s assets in the Commonwealth of Massachusetts.

Being a portion of the premises conveyed to the Grantor by Deed of the City of Peabody dated August 27, 1981 and recorded with Essex South District Registry of Deeds in Book 6858, Page 195. [Note: Inclusion of the following deed - Commonwealth of Massachusetts to the Grantor dated March 10, 1982 and recorded with Essex South District Registry of Deeds in Book 6979, Page 167 - to be confirmed upon receipt of Buyer’s title commitment.]

Property Address: 8A Centennial Drive, Peabody, Massachusetts

EXECUTED as a sealed Massachusetts instrument as of the          day of                         , 2010.

ANALOGIC CORPORATION, a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
County of	)

On this          day of                                 , 2010, before me, the undersigned notary public, personally appeared                         , the                          of ANALOGIC CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
County of	)

On this          day of                                 , 2010, before me, the undersigned notary public, personally appeared                             , the                                  of ANALOGIC CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

EXHIBIT A

To

Quitclaim Deed (Building/Improvements)

from

Anadventure II Corporation

to

[                                 ]

G-2-1

EXHIBIT H

Form of Escrow Instructions For Deposit

October             , 2010

                       Title Insurance Company

________________________

Re:	Deposit under Purchase and Sale Agreement (the “Agreement”) dated as of
October , 2010 by and between (“Seller”) and
[NAME OF PURCHASER] (“Purchaser”)

Gentlemen and Ladies:

Purchaser and Seller have entered into the Agreement pursuant to which Purchaser agrees to purchase the hotel identified therein all as more particularly set forth in the Agreement. In accordance with the Agreement, Purchaser is delivering herewith cash in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00) (which, together with any interest earned thereon, is herein referred to as the “Deposit”). You are to hold the Deposit in escrow and deliver it or any portion of it to Seller or Purchaser in accordance with these instructions.

If you receive a written statement from Seller (“Seller’s Notice”) stating that (i) Seller is entitled to receive the Deposit pursuant to the provisions of the Agreement, and (iii) a copy of Seller’s Notice has been delivered to Purchaser (with evidence of such delivery to Purchaser and the date thereof), you shall, on the fifth (5th) business day after Purchaser’s receipt of Seller’s Notice, deliver the Deposit, by delivering cash, certified check or some other form of immediately available funds, to Seller, c/o                                 , or such other address as Seller may request, except that if you receive written notice from Purchaser or Purchaser’s counsel within four (4) business days after Purchaser’s receipt of Seller’s Notice that Purchaser disputes Seller’s right to receive the Deposit and directs you not to make the foregoing delivery, you shall not deliver the Deposit to Seller but shall instead retain the Deposit or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

If closing occurs under the Agreement, you shall apply the Deposit in accordance with instructions from Purchaser and Seller. If, prior to 5:00 p.m. on October             , 2010 [INSERT THE EXPIRATION DATE OF THE FEASIBILITY PERIOD], you receive a notice from Purchaser stating that it is terminating the Agreement, you shall immediately return the Deposit to Purchaser. If you thereafter receive a written statement from Purchaser (“Purchaser’s Notice”) stating that (i) Purchaser is entitled to the return of the Deposit pursuant to the

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provisions of the Agreement; and (ii) a copy of Purchaser’s Notice has been delivered to Seller (with evidence of such delivery to Seller and the date thereof), you shall, on the fifth (5th) business day after Seller’s receipt of Purchaser’s Notice, deliver the Deposit to Purchaser at [INSERT PURCHASER’S ADDRESS], except that if you receive written notice from Seller or Seller’s counsel within four (4) business days after Seller’s receipt of Purchaser’s Notice that Seller disputes Purchaser’s right to receive the Deposit and directs you not to make the foregoing delivery, you shall not deliver the Deposit to Purchaser but shall instead retain it or, if appropriate, interplead the Deposit in a court of competent jurisdiction in the Commonwealth of Massachusetts.

You are not to disclose to any person (other than the parties hereto, their employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except if requested by either party or as may be required by court in any litigation or by law).

You are to maintain the Deposit in a federally-insured interest-bearing account in a financial institution in the Boston metropolitan area, and all interest earned thereon shall be paid to the party entitled to the Deposit under the terms of the Agreement. However, we understand that you assume no responsibility for, nor will we hold you liable for, any loss accruing due to bank failure and/or takeover by a federal regulatory agency, or which arises solely from the fact that the escrow amount exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and that the excess amount is not insured by the Federal Deposit Insurance Corporation. Nor shall you be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against you with respect to the subject matter of these instructions unless you are requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to you have been made to indemnify you against the cost and expense of such defense by the party making such request. If any dispute shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, you may interplead such disputants. You shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall you be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of your willful breach of the provisions hereof, willful misconduct or gross negligence.

Seller and Purchaser each hereby agrees to indemnify you and hold you harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of your duties hereunder except as a result of your willful misconduct or gross negligence.

Please indicate your agreement to comply with the foregoing instructions by executing at least two copies of this letter and returning one to Purchaser’s counsel and one to Seller’s counsel.

Very truly yours,

WITNESS	SELLER: __________, a __________ _____________

___________________________	By:
Name:
Title:

WITNESS	PURCHASER:

___________________________	By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

                             TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT I

[Intentionally Deleted]

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EXHIBIT J

List of Existing Exceptions

1.	Terms and provisions of the Centennial Industrial Park Urban Renewal Plan dated August 5, 1969, recorded in Book 6858, Page 7 and filed as Document No. 179564.

2.	Terms and provisions of the Land Disposition Agreement between the City of Peabody and Analogic Corporation dated August 20, 1981, recorded in Book 6858, Page 127 and filed as Document No. 179565.

3.	Terms, provisions and reservations of easements set forth in the deed to Analogic Corporation from the City of Peabody dated August 27, 1981, recorded in Book 6858, Page 195 and filed as Document No. 179566.

4.	Certificate of Completion from the City of Peabody dated November 14, 1983, recorded in Book 7323, Page 514.

5.	Certificate of Completion from the City of Peabody dated April 26, 1989, recorded in Book 9982, Page 250 and filed as Document No. 244690 (noted on Certificate of Title No. 51021).

6.	Variance Decision dated July 22, 1987 by the Peabody Board of Appeals, recorded in Book 9982, Page 249.

7.	Special Permit Decision issued by the Peabody City Council dated May 12, 1987, recorded in Book 9982, Pages 253 and 254.

8.	Non-Access provisions set forth in Layout No. 6580 and Order of Taking by the Commonwealth of Massachusetts, Department of Public Works dated September 21, 1983, recorded in Book 7241, Page 559.

9.	Order of Conditions issued by the Peabody Conservation Commission dated June 17, 1987, recorded in Book 9078, Page 27, as affected by Certificate of Compliance issued on October 11, 1989, recorded in Book 10205, Page 403.

10.	Memorandum of Management Agreement between Anamass Partnership and Marriott Hotels, Inc., dated April 28, 1989, recorded in Book 9982, Page 316, as affected by Assignment of Management Contract dated August 8, 1991, recorded in Book 10902, Page 471 (and as assigned by Marriott Corporation to Marriott Hotel Services, Inc. by unrecorded Assignment and Assumption of Leases and Agreements dated June 19, 1993).

11.	City of Peabody Planning Board Covenant dated November 6, 1980, recorded in Book 6762, Page 437, as affected by a Certificate of Performance dated August 20, 1981, recorded in Book 6858, Page 194. [MAY NOT AFFECT LOCUS – TBD]

12.	Order of Conditions issued by the City of Peabody Conservation Commission dated July 7, 1981, recorded in Book 6858, Page 214, as affected by Extension Permits, the most recent of which is dated June 17, 1987, recorded in Book 9078, Page 26. [MAY NOT AFFECT LOCUS – TBD]

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Note:	All references to “recorded” shall mean recorded with Essex South District Registry of Deeds. All references to “filed” shall mean filed with Essex South Registry District of the Land Court.

EXHIBIT K-1

Form of Bill of Sale [Hotel Seller]

THIS BILL OF SALE (“Bill of Sale”) is made as of                                  , 2010, by and between                                     , a                                     (“Seller”), and                                     , a                                                                   (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller and Purchaser are parties to a certain Purchase and Sale Agreement dated as of October             , 2010 (the “P&S”) with respect to, inter alia, the sale and purchase of Seller’s interest in the FF&E, the Fixed Asset Supplies, Inventories, the Advance Deposits, the Plans, and the Documents, but not including the Excluded Property (collectively, the “Personal Property”);

WHEREAS, under the P&S, Seller agreed to sell all of its right, title and interest in and to the Personal Property to Purchaser;

WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings given to them in the P&S;

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Sale to Assignee. Seller does hereby sell, assign, transfer, grant, convey and set over unto Purchaser all of its right, title, and interest in, to, and under the Personal Property, to have and to hold the same unto Purchaser, its legal representatives, successors and assigns, forever.

2. Disclaimer. Seller represents and warrants that it has full legal right and authority to enter into this Bill of Sale, and that it has not previously sold, transferred, pledged or encumbered the interests transferred hereby, except to the extent any such pledge or encumbrance has been discharged as of the date hereof. Seller makes no warranty (express or implied) as to the condition of the Personal Property or its merchantability or fitness for a particular purpose. In addition, and notwithstanding anything contained in this Bill of Sale to the contrary, this Bill of Sale is subject to all disclaimers and qualifications by Seller and all encumbrances set forth in the P&S with respect to said Personal Property.

3. Miscellaneous. This Bill of Sale shall be binding upon and enforceable against, and shall inure to the benefit of, Seller and Purchaser and their respective successors and assigns. This Bill of Sale shall be governed by, construed under, and interpreted and enforced in accordance with, the laws of the state in which the Hotel is located. This Bill of Sale may be executed in several counterparts, each of which will be deemed an original, and all of such

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counterparts together shall constitute one and the same instrument. Should either party commence any legal action against the other based on this Bill of Sale, the prevailing party shall be entitled to an award of reasonable attorneys’ fees, in addition to any other relief to which such party would be entitled.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as a sealed instrument, as of the date first above written.

SELLER ___________________________, a ______________________________________

By:
Name: Title:

ACCEPTED:

PURCHASER:

[INSERT SIGNATURE BLOCK FOR THE PURCHASER OF THE HOTEL]

By:
Name: Title:

EXHIBIT K-2

Form of Bill of Sale [Land Seller]

THIS BILL OF SALE (“Bill of Sale”) is made as of                                      , 2010, by and between ANALOGIC CORPORATION, a Massachusetts corporation (“Land Seller”), and                                 , a                                                                   (“Purchaser”).

W I T N E S S E T H

WHEREAS, Land Seller, Anadventure II Corporation (“Hotel Seller”) and Purchaser are parties to a certain Purchase and Sale Agreement dated as of                              , 2010 (the “P&S”) with respect to, inter alia, the sale and purchase of Hotel Seller’s interest in the Hotel Personal Property, but not including the Excluded Property, and the sale and purchase of Land Seller’s interest in the Land Seller Personal Property;

WHEREAS, under the P&S, Land Seller agreed to sell all of its right, title and interest in and to the Land Seller Personal Property to Purchaser;

WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings given to them in the P&S;

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Land Seller and Purchaser agree as follows:

1. Sale to Assignee. Land Seller does hereby sell, assign, transfer, grant, convey and set over unto Purchaser all of its right, title, and interest in, to, and under the Land Seller Personal Property, to have and to hold the same unto Purchaser, its legal representatives, successors and assigns, forever.

2. Disclaimer. Land Seller makes no warranty (express or implied) as to the assignability of the Land Seller Personal Property. In addition, and notwithstanding anything contained in this Bill of Sale to the contrary, this Bill of Sale is subject to all disclaimers and qualifications by Land Seller and all encumbrances set forth in the P&S with respect to said Land Seller Personal Property.

3. Miscellaneous. This Bill of Sale shall be binding upon and enforceable against, and shall inure to the benefit of, Land Seller and Purchaser and their respective successors and assigns. This Bill of Sale shall be governed by, construed under, and interpreted and enforced in accordance with, the laws of the state in which the Hotel is located. This Bill of Sale may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Should either party commence any legal action against the other based on this Bill of Sale, the prevailing party shall

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be entitled to an award of reasonable attorneys’ fees, in addition to any other relief to which such party would be entitled.

IN WITNESS WHEREOF, Land Seller has executed this Bill of Sale as a sealed instrument, as of the date first above written.

LAND SELLER ANALOGIC CORPORATION, a Massachusetts corporation

By:
Name:
Title:

ACCEPTED: PURCHASER: [INSERT SIGNATURE BLOCK FOR THE PURCHASER]

By:
Name:
Title:

EXHIBIT L

Assignment and Assumption of Equipment Leases, Service Contracts, Space Leases,

Rooms Agreements, Bookings, Permits and Other Hotel Assets

This Assignment and Assumption of Equipment Leases, Service Contracts, Space Leases, Rooms Agreements, Bookings, Permits and Other Hotel Assets (this “Assignment”) is made as of                          , 2010, by and between                                     , a                                      (“Assignor”), and                                              , a                                                                           (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor and Assignee are parties to a certain Purchase and Sale Agreement dated as of October             , 2010 (the “P&S”) with respect to, inter alia, the sale and purchase of Assignor’s interest in the Equipment Leases, Service Contracts, Space Leases, Rooms Agreements (including, without limitation, that certain letter from John W. Wood, President of Analogic, to Mr. Bernard M. Gordon, dated March 5, 2004, with respect to Room 525 of the Hotel), Bookings, Permits, Guest Data, Seller’s Goodwill, and Identifying Material (collectively, the “Assigned Assets”);

WHEREAS, under the P&S, Assignor agreed to sell all of its right, title and interest in and to the Assigned Assets to Assignee, and Assignee agreed to assume prospectively all of Assignor’s obligations and liabilities with respect to the Assigned Assets; and

WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings given to them in the P&S;

NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment to Assignee. Effective as of the date hereof, Assignor does hereby sell, assign, transfer, grant, convey and set over unto Assignee all of its right, title, and interest in, to, and under the Assigned Assets to have and to hold the same unto Assignee, its legal representatives, successors and assigns, forever.

2. Assumption by Assignee. Assignee does hereby accept the sale, assignment, transfer, grant and conveyance of the Assigned Assets and hereby assumes and agrees to observe and perform all of the obligations, terms, covenants and conditions of the Assigned Assets accruing after the date hereof.

3. Indemnity.

(a) Assignor shall indemnify, defend and hold Assignee harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including without limitation, reasonable attorneys’ fees and disbursements, based upon, arising out of, or resulting

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from Assignor’s breach of the terms and provisions of the Assigned Assets occurring prior to the Closing Date.

(b) Assignee shall indemnify and hold Assignor harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, based upon, arising out of, or resulting from Assignee’s breach of the terms and provisions of the Assigned Assets occurring on or after the Closing Date.

4. Disclaimer. Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets, except as may be otherwise set forth in the P&S, all of which, along with any disclaimers or qualifications relating to the Assigned Assets, are incorporated by reference and made a part of this Assignment.

5. Miscellaneous. This Assignment shall be binding upon and enforceable against, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns. This Assignment shall be governed by, construed under, and interpreted and enforced in accordance with, the laws of the state in which the Hotel is located. This Assignment may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Should either party commence any legal action against the other based on this Assignment, the prevailing party shall be entitled to an award of reasonable attorneys’ fees, in addition to any other relief to which such party would be entitled.

IN WITNESS WHEREOF, the parties have executed this Assignment as a sealed instrument, as of the date first above written.

ASSIGNOR: _________________________, a _________________________________

By:
Name:
Title:

ASSIGNEE: [INSERT SIGNATURE BLOCK FOR THE PURCHASER OF THE HOTEL]

By:
Name:
Title:

EXHIBIT M

Assignment of Management Agreement

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Assignment”) is made as of                          , 2010, by and between ANADVENTURE II CORPORATION, a Massachusetts corporation (“Assignor”), and [                    ], a [                    ] [                    ] (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor has transferred to Assignee as of the date hereof Assignor’s interest in certain real property located in Peabody, Essex County, Massachusetts, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Real Property”), pursuant to a Deed dated as of the date hereof;

WHEREAS, Assignor has agreed to sell to Assignee all of Assignor’s right, title and interest in and to that certain Hotel Management Agreement dated as of April 5, 1989 between Anamass Partnership and Marriott Corporation (“Manager”), as amended by First Amendment to Management Agreement dated as of December 31, 1997, and as assigned by Anamass Partnership to Salem-One Hotel Corp. and by Salem-One Hotel Corp. to Assignor pursuant to Assignment of Management Contract dated August 8, 1991 and recorded with Essex South District Registry of Deeds in Book 10902, Page 471; and as assigned by Marriott Corporation to Marriott Hotel Services, Inc. by unrecorded Assignment and Assumption of Leases and Agreements dated June 19, 1993 (as so amended and assigned, the “Management Agreement”), which Management Agreement is evidenced by a Memorandum of Management Agreement dated as of April 28, 1989 and recorded with Essex South District Registry of Deeds in Book 9982, Page 316, relating to the hotel facility commonly known as the Boston Marriott Peabody, located on the Real Property;

WHEREAS, Assignee agreed to assume prospectively all of Assignor’s obligations and liabilities with respect to the Management Agreement;

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment to Assignee. Effective as of the date hereof, Assignor does hereby sell, assign, transfer, grant, convey and set over unto Assignee all of its right, title, and interest in, to, and under the Management Agreement as the “Owner” thereunder, to have and to hold the same unto Assignee, its legal representatives, successors and assigns, forever.

2. Assumption by Assignee. Assignee does hereby accept the sale, assignment, transfer, grant and conveyance of the Assignor’s interest as the Owner under the

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Management Agreement and hereby assumes and agrees to observe and perform all of the Owner’s obligations under the Management Agreement accruing on or after the date hereof.

3. Indemnity.

(a)	Assignor shall indemnify, defend and hold Assignee harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including without limitation, reasonable attorneys’ fees and disbursements, based upon, arising out of, or resulting from Assignor’s breach of the terms and provisions of the Management Agreement occurring prior to the date of this Assignment.

(b)	Assignee shall indemnify and hold Assignor harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, based upon, arising out of, or resulting from Assignee’s breach of the terms and provisions of the Management Agreement occurring on or after the date of this Assignment.

4. Disclaimer. Notwithstanding anything to the contrary contained herein, this Assignment is subject to all disclaimers, qualifications and reservations with respect to the Management Agreement set forth in that certain unrecorded Purchase and Sale Agreement dated as of October __, 2010 by and between Assignor, as “Hotel Seller” thereunder, and Assignee, as “Purchaser” thereunder.

5. Miscellaneous. This Assignment shall be binding upon and enforceable against, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns. This Assignment shall be governed by, construed under, and interpreted and enforced in accordance with, the laws of the Commonwealth of Massachusetts. This Assignment may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Should either party commence any legal action against the other based on this Assignment, the prevailing party shall be entitled to an award of reasonable attorneys’ fees, in addition to any other relief to which such party would be entitled.

IN WITNESS WHEREOF, the parties have executed this Assignment as a sealed instrument, as of the date first above written.

ASSIGNOR:
ANADVENTURE II CORPORATION, a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

ASSIGNEE:
[ ],
a [ ] [ ]

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
County of	)

On this          day of                     , 2010, before me, the undersigned notary public, personally appeared                     , the                      of ANADVENTURE II CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
County of	)

On this          day of                     , 2010, before me, the undersigned notary public, personally appeared                     , the                      of                                         , proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

Exhibit A to Assignment of Management Agreement

The existing building and all improvements located on that certain parcel of land situated on Centennial Drive in Peabody, Essex County, Massachusetts and being described as follows:

A certain parcel of land situated in Peabody, Essex County, Massachusetts, shown as Lot 18C on a plan entitled “Plan of Hotel Site in Peabody, Massachusetts Prepared for Anamass Partnership and Owned by Analogic Corporation,” dated June 6, 1988, latest revision April 20, 1989, by Liston Associates, recorded with Essex South Registry of Deeds in Plan Book 251, Plan 89, and bounded and described, according to said plan, as follows:

SOUTHERLY	By the northerly line of Centennial Drive five hundred five (505) feet;

SOUTHWESTERLY	by land now or formerly of Analogic Corporation by three lines measuring together six hundred twenty and 02/100 (620.02) feet;

NORTHWESTERLY	by the same by two lines measuring together three hundred eighty-nine and 96/100 (389.96) feet;

NORTHEASTERLY	by the same and by land of the Commonwealth of Massachusetts, by two lines measuring together four hundred thirty-six and 10/100 (436.10) feet;

NORTHWESTERLY	by land of the Commonwealth of Massachusetts eighty-one and 34/100 (81.34) feet;

NORTHEASTERLY	by the same three hundred sixty-five and 83/100 (365.83) feet;

SOUTHERLY	by the same twenty-seven and 35/100 (27.35) feet; and

EASTERLY	again by the same, seventy-two and 33/100 (72.33) feet.

Containing 7.493 acres of land, according to said plan.

EXHIBIT N

FIRPTA Certificates

CERTIFICATION OF NON-FOREIGN STATUS

ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ANALOGIC CORPORATION, a Massachusetts corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3. Transferor’s U.S. taxpayer identification number is 04-2454372; and

4. Transferor’s office address is 8 Centennial Drive, Peabody, Massachusetts 01960.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that he/she has examined this certification, and to the best of his/her knowledge and belief it is true, correct, and complete, and he/she further declares that he/she has authority to sign this document on behalf of Transferor.

Date: As of , 2010	ANALOGIC CORPORATION, a Massachusetts corporation

By:
Name:
Title:

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CERTIFICATION OF NON-FOREIGN STATUS

ENTITY TRANSFEROR

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ANADVENTURE II CORPORATION, a Massachusetts corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3. Transferor’s U.S. taxpayer identification number is 04-3129651; and

4. Transferor’s office address is c/o Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that he/she has examined this certification, and to the best of his/her knowledge and belief it is true, correct, and complete, and he/she further declares that he/she has authority to sign this document on behalf of Transferor.

Date: As of , 2010	ANADVENTURE II CORPORATION,a Massachusetts corporation

By:
Name:
Title:

EXHIBIT O

Rights of First Offer/First Refusal

1.	Right of First Refusal for the benefit of Hotel Seller contained in the Ground Lease, which will be waived at Closing pursuant to the Ground Lease Termination.

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EXHIBIT P

Form of Ground Lease Termination

TERMINATION OF GROUND LEASE AGREEMENT

and

TERMINATION OF NOTICE OF LEASE

This TERMINATION OF GROUND LEASE AGREEMENT and TERMINATION OF NOTICE OF LEASE is made as of this             day of                         , 2010 by and between ANALOGIC CORPORATION, a Massachusetts corporation having an address of 8 Centennial Drive, Peabody, Massachusetts 01960 (the “Landlord”), and ANADVENTURE II CORPORATION, a Massachusetts corporation having an address of 8 Centennial Drive, Peabody, Massachusetts 01960 (the “Tenant”).

RECITALS:

WHEREAS, Landlord is the holder of the landlord’s interest, and Tenant is the holder of the tenant’s interest, under that certain Ground Lease Agreement between Landlord and Anamass Partnership dated July 5, 1988, as amended by Amendment dated April 28, 1989 and as affected by Assignment and Assumption of Ground Lease by and between Anamass Partnership and Salem-One Corporation dated August 8, 1991 and recorded with Essex South District Registry of Deeds in Book 10902, Page 460, and as further affected by Subsequent Assignment and Assumption of Ground Lease between Salem-One Corporation and Tenant dated August 8, 1991 and recorded with Essex South District Registry of Deeds in Book 10902, Page 523 (as so assigned and amended, the “Lease”), which Lease is evidenced by a Notice of Lease dated April 28, 1989 and recorded with Essex South District Registry of Deeds in Book 9982, Page 256 (the “Notice of Lease”);

WHEREAS, Landlord and Tenant wish to terminate the Lease and the Notice of Lease and enter into a license agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord, in its capacity as landlord under the Lease, and Tenant, in its capacity as tenant under the Lease, hereby terminate the Lease and the Notice of Lease as of the date first set forth above.

2. From and after the date hereof, the Lease shall be of no further force or effect and neither Landlord nor Tenant shall hereafter have any liability to the other party thereunder, and each of Landlord and Tenant shall be released from its respective obligations under the Lease.

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3. Landlord hereby grants to Tenant a license to use the demised premises described in Exhibit A to the Lease and the Notice of Lease (the “Land”) for all purposes described as permitted uses under the Lease for a term commencing on the date hereof and ending on the earlier of (a) November 15, 2010, and (b) the recording of a Deed from the Landlord to [                                        ] (the “Hotel Purchaser”) conveying fee title to the Land.

4. Tenant hereby confirms that it has waived any and all rights it may have under the Lease to purchase the Land in connection with conveyance of the Land by Landlord to the Hotel Purchaser, and all such purchase rights are terminated.

5. This Termination of Ground Lease Agreement and Termination of Notice of Lease shall be recorded with Essex South District Registry of Deeds and shall serve as notice that Landlord and Tenant have terminated the Lease and the Notice of Lease including, without limitation, any rights of extension, rights of first refusal and options to purchase that may be contained in the Lease.

6. This Termination of Ground Lease Agreement and Termination of Notice of Lease shall be binding upon Landlord and Tenant, and their respective successors and assigns.

7. This Termination of Ground Lease Agreement and Termination of Notice of Lease shall be governed by the laws of the Commonwealth of Massachusetts.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination of Ground Lease Agreement and Termination of Notice Lease as an instrument under seal as of the date first set forth above.

LANDLORD:

ANALOGIC CORPORATION,
a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

TENANT:

ANADVENTURE II CORPORATION,
a Massachusetts corporation

By:
Name:
Title:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
County of	)

On this          day of                         , 2010, before me, the undersigned notary public, personally appeared                                 , the                                  of ANALOGIC CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
) ss.
County of	)

On this          day of                         , 2010, before me, the undersigned notary public, personally appeared                                 , the                                  of ANADVENTURE II CORPORATION, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public
My Commission Expires: